                                                                    Exhibit 4.1


                                                                 CONFORMED COPY

                              AMENDED AND RESTATED
                  REVOLVING CREDIT AND REIMBURSEMENT AGREEMENT

                                  by and among

                           THE WACKENHUT CORPORATION,
                                  the Borrower

                       NATIONSBANK, NATIONAL ASSOCIATION,
                                    as Lender

                                       and

                       NATIONSBANK, NATIONAL ASSOCIATION,
                             as Administrative Agent

                                       and

                                SCOTIABANC INC.,
                                   as Co-Agent




                                December 30, 1997

                                TABLE OF CONTENTS

                                    ARTICLE I

                              Definitions and Terms

1.01  Amendment and Restatement......................................................2
1.02  Definitions....................................................................2
1.03  Rules of Interpretation.......................................................21

                                   ARTICLE II

                            Revolving Credit Facility

2.01  Commitment....................................................................24
2.02  Amounts.......................................................................24
2.03  Interest Periods..............................................................24
2.04  Advances......................................................................24
2.05  Payment of Interest...........................................................26
2.06  Payment of Principal..........................................................26
2.07  Borrower's Account............................................................27
2.08  Notes.........................................................................27
2.09  Pro Rata Payments.............................................................27
2.10  Reduction in Commitment.......................................................27
2.11  Conversions and Elections of Subsequent Interest Periods......................28
2.12  Fees..........................................................................29
2.13  Deficiency Advances...........................................................29
2.14  Adjustments by Agent..........................................................29
2.15  Use of Proceeds...............................................................30
2.16  Extension of Revolving Credit Termination Date................................30
2.17  Swing Line....................................................................30

                                   ARTICLE III

                                Letters of Credit

3.01  Letters of Credit.............................................................32
3.02  Reimbursement.................................................................32
3.03  Letter of Credit Fee..........................................................35
3.04  Administrative Fees...........................................................35

                                   ARTICLE IV

                             Change in Circumstances

4.01  Increased Cost and Reduced Return.............................................37
4.02  Limitation on Types of Loans..................................................38
4.03  Illegality....................................................................39
4.04  Treatment of Affected Loans...................................................39
4.05  Compensation..................................................................39
4.06  Taxes.........................................................................40
4.07  Replacement Banks.............................................................42

                                    ARTICLE V

            Conditions to Making Loans and Issuing Letters of Credit

5.01  Conditions of Initial Advance and Issuance of Letters of Credit...............43
5.02  Conditions of Loans...........................................................45

                                   ARTICLE VI

                         Representations and Warranties

6.01  Subsidiaries..................................................................46
6.02  Corporate Organization and Authority..........................................46
6.03  Financial Statements..........................................................46
6.04  Indebtedness..................................................................47
6.05  Full Disclosure...............................................................47
6.06  Pending Litigation............................................................47
6.07  Title to Properties...........................................................47
6.08  Patents and Trademarks........................................................47
6.09  Issuance is Legal and Authorized..............................................47
6.10  No Defaults...................................................................48
6.11  Governmental Consent..........................................................48
6.12  Taxes.........................................................................48
6.13  Use of Proceeds...............................................................49
6.14  ERISA.........................................................................49
6.15  Compliance with Law...........................................................49
6.16  Investment Company............................................................50
6.17  Hazardous Materials...........................................................50

                                   ARTICLE VII

                               Borrower Covenants

7.01  Corporate Existence, Etc......................................................51
7.02  Insurance.....................................................................51
7.03  Taxes, Claims for Labor and Materials, Compliance with Laws...................52
7.04  Maintenance, Etc..............................................................52
7.05  Nature of Business............................................................52
7.06  Consolidated Net Worth........................................................52
7.07  Limitations on Total Debt.....................................................53
7.08  Fixed Charges Coverage Ratio..................................................53
7.09  Negative Pledge Clauses.......................................................53
7.10  Limitation on Liens...........................................................54
7.11  Restricted Payments:  Joint Venture Investments...............................55
7.12  Limitation on Sale and Leasebacks.............................................56
7.13  Mergers, Consolidations and Sales of Assets...................................57
7.14  Guaranties....................................................................58
7.15  Transactions with Affiliates..................................................59
7.16  ERISA Compliance..............................................................59
7.17  Reports and Rights of Inspection..............................................59
7.18  Acquisitions..................................................................63
7.19  Additional Guaranties.........................................................63
7.20  Advances to WCC...............................................................63
7.21  Officer's Knowledge of Default................................................64
7.22  Suits or Other Proceedings....................................................64
7.23  Notice of Discharge of Environmental Complaint or Condition...................64

                                  ARTICLE VIII

                     Events of Default and Remedies Therefor

8.01  Events of Default.............................................................65
8.02  Notice to Holders.............................................................66
8.03  Acceleration..................................................................66
8.04  Agent to Act..................................................................67
8.05  Cumulative Rights.............................................................67
8.06  Allocation of Proceeds........................................................67

                                   ARTICLE IX

                                    The Agent

9.01  Appointment, Powers, and Immunities...........................................69
9.02  Reliance by Agent.............................................................69
9.03  Defaults......................................................................70
9.04  Rights as Lender..............................................................70
9.05  Indemnification...............................................................70

9.06  Non-Reliance on Agent and Other Lenders.......................................71
9.07  Resignation of Agent..........................................................71
9.08  Fees..........................................................................71

                                    ARTICLE X

                                  Miscellaneous

10.01  Assignments and Participation................................................72
10.02  Notices......................................................................73
10.03  No Waiver....................................................................74
10.04  Right of Setoff..............................................................75
10.05  Survival.....................................................................75
10.06  Expenses.....................................................................76
10.07  Amendments and Waivers.......................................................76
10.08  Counterparts.................................................................77
10.09  Waivers by the Borrower......................................................77
10.10  Termination..................................................................77
10.11  Governing Law................................................................78
10.12  Indemnification..............................................................78
10.13  Agreement Controls...........................................................79

EXHIBIT A   APPLICABLE COMMITMENT PERCENTAGES..................................... A-1
EXHIBIT B   ASSIGNMENT AND ACCEPTANCE..............................................B-1

EXHIBIT C   NOTICE OF APPOINTMENT (OR REVOCATION) OF AUTHORIZED
            OFFICER................................................................C-1
EXHIBIT D-1 BORROWING NOTICE (LOAN)..............................................D-1-1
EXHIBIT D-2 FORM OF BORROWING NOTICE--SWING LINE LOANS...........................D-2-1
EXHIBIT E   FORM OF NOTE...........................................................E-1
EXHIBIT F   [Reserved].............................................................F-1
EXHIBIT G-1 OPINION OF VICE PRESIDENT AND LEGAL COUNSEL..........................G-1-1
EXHIBIT G-2 OPINION OF COUNSEL TO THE GUARANTORS.................................G-2-1
EXHIBIT H   FORM OF GUARANTY AGREEMENT.............................................H-1
EXHIBIT I   COVENANT COMPLIANCE CERTIFICATE........................................I-1
SCHEDULE 1.01 EXISTING LCs.........................................................S-1
SCHEDULE 6.01 SUBSIDIARIES OF THE BORROWER.........................................S-2
SCHEDULE 6.04 DESCRIPTION OF INDEBTEDNESS AND LEASES...............................S-3
SCHEDULE 6.06 LITIGATION...........................................................S-5
SCHEDULE 7.10 EXISTING LIENS.......................................................S-6

                      AMENDED AND RESTATED REVOLVING CREDIT
                           AND REIMBURSEMENT AGREEMENT

         THIS AMENDED AND RESTATED REVOLVING CREDIT AND REIMBURSEMENT AGREEMENT, dated December 30, 1997 (the "Agreement"), is made by and among:

         THE WACKENHUT CORPORATION, a corporation organized and existing under the laws of the State of Florida and having its principal place of business located in Palm Beach Gardens, Florida (the "Borrower"); and

          NATIONSBANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, in its capacity as a Lender ("NationsBank"), and each other financial institution which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to SECTION 10.01 (hereinafter such financial institutions may be referred to individually as a "Lender" or collectively as the "Lenders"); and

          NATIONSBANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America and having a principal place of business in Charlotte, North Carolina in its capacity as agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of SECTION 9.7, the "Agent").

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Agent and the lenders signatory thereto (the "Prior Lenders") have heretofore entered into a Revolving Credit and Reimbursement Agreement dated January 5, 1995 (the "Prior Agreement") pursuant to which the Prior Lenders under the Prior Agreement made available to the Borrower a revolving credit facility of up to $60,000,000 and a letter of credit facility which is available under the Revolving Credit Facility of up to $60,000,000; and

         WHEREAS, the Borrower has requested that the Lenders amend and restate the Prior Agreement and the other Loan Documents in their entirety in order to provide a revolving credit facility of up to $40,000,000 which shall include a letter of credit facility of up to $40,000,000 and a swingline facility of up to $15,000,000 the proceeds of which revolving credit facility are to be used as provided in SECTION 2.15; and

         WHEREAS, the Lenders are willing to make such credit facilities available to the Borrower upon the terms and conditions set forth herein;

        NOW, THEREFORE, the Borrower, the Lenders and the Agent hereby agree as follows:

                                    ARTICLE I

                              DEFINITIONS AND TERMS

         1.01 AMENDMENT AND RESTATEMENT. The Borrower, the Agent, and the Lenders hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Prior Agreement shall be and hereby are amended and restated in their entirety by the terms and conditions of this Agreement and the terms and provisions of the Prior Agreement, except as otherwise provided herein, shall be superseded by this Agreement.

         Notwithstanding the amendment and restatement of the Prior Agreement by this Agreement, the Borrower shall continue to be liable to the Agent and the Prior Lenders with respect to (and to the extent of) agreements on the part of the Borrower under the Prior Agreement to indemnify and hold harmless the Agent and the Prior Lenders from and against all claims, demand, liabilities, damages, losses, costs, charges and expenses to which the Agent and the Prior Lenders may be subject arising in connection with the Prior Agreement. This Agreement is given as a substitution of, and not as a payment of, the obligations of the Borrower under the Prior Agreement and is not intended to constitute a novation of the Prior Agreement. Except as otherwise selected by the Borrower by delivery of a Borrowing Notice prior to the Closing Date in accordance with the terms hereof, upon the effectiveness of this Agreement all amounts outstanding and owing by Borrower under the Prior Agreement as of the Closing Date, as determined by the Lenders, shall constitute Advances hereunder accruing interest with respect to Base Rate Loans under the Prior Agreement, at the Base Rate hereunder. The parties hereto agree that the Interest Periods for all Eurodollar Rate Loans outstanding under the Prior Agreement on the Closing Date shall be terminated, the Borrower shall make any payments required under SECTION 4.05 hereof to the Lenders. The Borrower shall furnish to the Agent Borrowing Notices for additional Loans as may be required in connection with the allocation of Loans among Lenders in accordance with their Applicable Commitment Percentages. Except as otherwise provided for by the Borrower by delivery to NationsBank of an Application and Agreement for Letters of Credit prior to the Closing Date in accordance with the terms hereof, upon effectiveness of this Agreement, all Letters of Credit issued for the account of the Borrower under the Prior Agreement as of the Closing Date shall constitute Letters of Credit hereunder.

         1.02 DEFINITIONS. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

                  "Advance" means a borrowing under the Revolving Credit Facility consisting of the aggregate principal amount of a Floating Rate Loan or Fixed Rate Loan, as the case may be.

                  "Affiliate" shall mean any Person (other than a Subsidiary)
         (i) which directly or indirectly through one or more intermediaries controls, or is controlled by or is under common control with, the Borrower, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Borrower or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Borrower or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of Voting Stock, by contract or otherwise.

                  "Applicable CD Rate" means, for any CD Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be the average of the bid rates quoted to the Agent at approximately 10:00 a.m. (or as soon thereafter as practicable) by two (2) or more certificate of deposit dealers of recognized national standing selected by the Agent for the purchase at face value of certificates of deposit of the Agent having a term (i) in the case of Fixed CD Rate Loans, comparable to such Interest Period and (ii) in the case of Floating CD Rate Loans, of ninety (90) days, and in each case, in an amount equal to the principal amount of such CD Loan to be made.

                  "Applicable Commitment Percentage" means, for each Lender that portion of the Total Revolving Credit Commitment (including its Participations and its obligations hereunder to the Issuing Bank to acquire Participations) allocable to such Lender (i) with respect to Lenders as of the Closing Date, as set forth in EXHIBIT A attached hereto and (ii) with respect to any Person who becomes a Lender hereunder, as reflected in each Assignment and Acceptance to which such Lender is a party Assignee; provided that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with
         SECTION 10.01.

                  "Applicable Lending Office" means, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

                  "Applicable Margin" means for each Eurodollar Rate Loan or CD Rate Loan, and with respect to the Unused Fee, that percent per annum set forth below, which shall be based upon the Fixed Charges Coverage Ratio for the Four-Quarter Period most recently ended as specified below:

   Tier               Fixed Charges Coverage Ratio              Applicable Margin             Applicable Unused Fee
   ----               ----------------------------              -----------------             ---------------------
    I                 Equal to or greater than 2.00 to 1.00           0.425%                       0.150%
    II                Equal to or greater than 1.75 to 1.00           0.500%                       0.175%
                                 and less than 2.00 to 1.00
   III                Equal to or greater than 1.50 to 1.00           0.650%                       0.200%
                                 and less than 1.75 to 1.00

         The Applicable Margin and Applicable Unused Fee shall be established at the end of each fiscal quarter of the Borrower (each, a "Determination Date"). Any change in the Applicable Margin and Applicable Unused Fee following each Determination Date shall be determined based upon the computations set forth in the certificate furnished to the Agent pursuant to SECTION 7.17(F), subject to review and approval of such computations by the Agent, and shall be effective commencing on the date following the date such certificate is received (or, if earlier, the date such certificate was required to be delivered) until the date following the date on which a new certificate is delivered or is required to be delivered, whichever shall first occur; PROVIDED HOWEVER, if the Borrower shall fail to deliver any such certificate within five (5) days after the time period required by SECTION 7.17, then the Applicable Margin and Applicable Unused Fee shall be Tier III from the date such certificate was required to be delivered until the appropriate certificate is so delivered. From the Closing Date to the date following the date on which the compliance certificate required by
         SECTION 7.17(F) is delivered, the Applicable Margin and Applicable Unused Fee shall be Tier II.

                  "Applicable Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against (a) in the case of Eurodollar Rate Loans, "Eurocurrency liabilities" (as such term is used in Regulation D) or (b) in the case of CD Rate Loans, non-personal Dollar time deposits in an amount of $100,000 or more. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate or CD Rate (as the case may be) is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans or CD Rate Loans. The Eurodollar Rate and the CD Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

                  "Applicable Unused Fee" means that percent per annum set forth in the table in the definition of Applicable Margin, which shall be based upon the Fixed Charges Coverage Ratio for the Four-Quarter Period most recently ended and shall be effective on the date set forth in the definition of Applicable Margin. The Applicable Unused Fee shall be established as set forth in the definition of Applicable Margin.

                  "Asset Securitization Facility" means the asset backed commercial paper funded receivables securitization facility among Wackenhut Funding, the Borrower, as Servicer, and NationsBank as Managing Agent, providing for the sale by Wackenhut Funding of fractional undivided interests in trade receivables originated by the Borrower and certain of its Subsidiaries, provided that at no time shall the aggregate face amount of outstanding trade receivables of the Borrower and its Subsidiaries sold or otherwise transferred (in whole or in part) through such program exceed $75,000,000.

                  "Assessment Rate" means, for any day, the annual assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) which is payable by the Agent (in its individual capacity) to the Federal Deposit Insurance Corporation (or any successor) for deposit insurance for Dollar time deposits with the Agent (in its individual capacity) at its Principal Office as determined by the Agent. The CD Rate shall be adjusted automatically as of the effective date of each change in the Assessment Rate.

                  "Assignment and Acceptance" means an Assignment and Acceptance in the form of EXHIBIT B (with blanks appropriately filled in) delivered to the Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to SECTION 10.01.

                  "Authorized Officer" means any of the Chairman, President, Senior Vice Presidents or Vice Presidents of the Borrower or, with respect to financial matters, the Treasurer or Chief Financial Officer of the Borrower or any other person expressly designated by the Board of Directors (or the appropriate committee thereof) of the Borrower as an Authorized Representative for purposes of this Agreement, as set forth from time to time in a certificate in the form attached hereto as EXHIBIT C;

                  "Base Rate Loan" means all of the Loans for which the rate of interest is determined by reference to the Base Rate.

                  "Base Rate" means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (.5%) and (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

                  "Board" means the Board of Governors of the Federal Reserve System (or any successor body).

                  "Borrower's Account" means a demand deposit account number 3601603454, or any successor account with the Agent, which may be maintained at one or more offices of the Agent, or an agent for the Agent.

                  "Borrowing Notice" means the telephonic request of the Authorized Representative to obtain an Advance or a Swing Line Loan Advance or to elect a subsequent Interest Period for or Convert a Loan or Loans of any Type hereunder, as the obtaining of such Advance, such election or Conversion of such Loan or Loans shall be otherwise permitted herein. Any Borrowing Notice shall be binding on and irrevocable by the Borrower, and shall be confirmed in writing within three (3) Business Days by an Authorized Representative in the form attached hereto as EXHIBIT D-1 or D-2, as applicable.

                  "Business Day" means (i) with respect to any Type of Loan other than a Eurodollar Rate Loan, any day which is not a Saturday, Sunday or a day on which banks in the States of New York and North Carolina are authorized or obligated by law, executive order or government decree to be closed, and (ii) with respect to any Eurodollar Rate Loan, any day which is a Business Day as described above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement in London, England, New York, New York, and Charlotte, North Carolina.

                  "Capitalized Lease" means any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

                  "Capitalized Rentals" of any Person and as of the date of any determination thereof means the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is lessee would be reflected as a liability on a consolidated balance sheet of such Person.

                  "CD Rate Loan" means all of the Loans for which the rate of interest is determined by reference to the CD Rate.

                  "CD Rate" means, for any CD Rate Loan, the rate of interest per annum determined pursuant to the following formula:


         CD   =   Applicable CD Rate                    +       Assessment     +          Applicable
         Rate     ---------------------------------             Rate                      Margin
                  1 - Applicable Reserve Requirement


                  "Closing Date" means the date as of which this Agreement is executed by the Borrower, the Lenders and the Agent and on which the conditions set forth in SECTION 5.01 hereof have been satisfied.

                  "Consolidated Current Assets" and "Consolidated Current Liabilities" means as of the date of any determination thereof such assets and liabilities of the Borrower and its Subsidiaries on consolidated basis as shall be determined in accordance with GAAP to constitute current assets and current liabilities, respectively.

                  "Consolidated Funded Debt" means all Funded Debt of the Borrower and its Subsidiaries, determined on a consolidated basis eliminating intercompany items.

                  "Consolidated Net Income" for any period means the gross revenues of the Borrower and its Subsidiaries for such period LESS all expenses and other proper charges (including taxes on income and Interest Charges), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

                           (a) any gains on the sale or other disposition of
                  Investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

                           (b) the proceeds of any life insurance policy except
                  for proceeds received during such period with respect to deferred compensation plans to the extent that the Borrower or any Subsidiary recognized any expenses during such period with respect to such plans;

                           (c) net earnings and losses of any Subsidiary accrued
                  prior to the date it became a Subsidiary;

                           (d) net earnings and losses of any corporation (other
                  than a Subsidiary), substantially all the assets of which have been acquired in any manner by the Borrower or any Subsidiary, realized by such corporation prior to the date of such acquisition;

                           (e) net earnings and losses of any corporation (other
                  than a Subsidiary) with which the Borrower or a Subsidiary shall have consolidated or which shall have merged into or with the Borrower or a Subsidiary prior to the date of such consolidation or merger;

                           (f) net earnings of any business entity (other than a
                  Subsidiary) in which the Borrower or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Borrower or such Subsidiary in the form of cash distributions;

                           (g) any portion of the net earnings of any Subsidiary
                  which for any reason is unavailable for payment of dividends to the Borrower or any other Subsidiary;

                           (h) earnings resulting from any reappraisal,
                  revaluation or write-up of assets;

                           (i) any deferred or other credit representing any
                  excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

                           (j) any gain arising from the acquisition of any
                  Securities of the Borrower or any Subsidiary; and

                           (k) any reversal of any contingency reserve, except
                  to the extent that provision for such contingency reserve shall have been made from income arising during such period.

                  "Consolidated Net Assets" means as of the date of any determination thereof, the amount of all Total Assets of the Borrower and its Subsidiaries after deducting all Restricted Investments and all items which in accordance with GAAP would be included on the liability side of a consolidated balance sheet, except deferred income taxes, deferred investment tax credits, capital stock of any class, surplus and Funded Debt.

                  "Consolidated Net Worth" means at any time as of which the amount thereof is to be determined, the sum of the following with respect to the Borrower and its Subsidiaries (on a consolidated basis and excluding intercompany items): (i) the amount of issued and outstanding share capital, PLUS (ii) the amount of additional paid-in capital and retained income (or, in the case of a deficit, minus the amount of such deficit), MINUS (iii) the sum of the following (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings): (A) all reserves, except legal reserves and other contingency reserves (i.e., reserves not allocated to specific purposes and not deducted from assets), which are properly treated as appropriations of surplus or retained earnings; (B) any treasury stock, capital stock subscribed and unissued and other contra-equity accounts; and (C) the cumulative amount of any net write-up of asset values after the date of the audit immediately preceding the Closing Date, PLUS or MINUS, as the case may be (iv) the cumulative effect of foreign exchange valuations.

                  "Consolidated Total Assets" means as of the date of any determination thereof the total amount of all assets of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

                  "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to SECTION 2.11 hereof of a Fixed Rate Loan of one Type as a Fixed Rate Loan of the same Type from one Interest Period to the next Interest Period.

                  "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to SECTION 2.11 hereof or ARTICLE IV of one Type of Loan into another Type of Loan.

                  "Current Debt" of any Person as of the date of any determination thereof means (i) all Indebtedness of such Person for borrowed money other than Funded Debt of such Person and (ii) Guaranties by such Person of Current Debt of others.

                  "Default" means any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

                  "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

                  "Eligible Assignee" means means (i) a Lender, (ii) an affiliate of a Lender, and (iii) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with SECTION 10.01, the Borrower, such approval not to be unreasonably withheld or delayed by the Borrower and such approval to be deemed given by the Borrower if no objection is received by the assigning Lender and the Agent from the Borrower within two Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower; PROVIDED, HOWEVER, that neither the Borrower nor an affiliate of the Borrower shall qualify as an Eligible Assignee.

                  "Environmental Laws" means any federal, state or local statute, law, ordinance, code, rule, regulation, order, decree, permit or license regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions, environmental protection or conservation, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other "Superfund" or "Superlien" law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections;

                  "ERISA Affiliate" means any corporation, trade or business that is, along with the Borrower, a member of a controlled group of corporations or controlled group of trades or businesses, as described in section 414(b) and 414(c), respectively, of the Code of Section 4001 of ERISA.

                  "Eurodollar Rate" means the interest rate per annum calculated according to the following formula:

         Eurodollar   =     Interbank Offered Rate                    +       Applicable
         Rate               ---------------------------------                 Margin
                            1 - Applicable Reserve Requirement

                  "Eurodollar Rate Loan" means Loans that bear interest at rates based upon the Eurodollar Rate.

                  "Event of Default" shall have the meaning set forth in SECTION 8.01.

                  "Existing LCs" means the letters of credit issued by NationsBank prior to the Closing Date and remaining outstanding as of the Closing Date, all as more particularly described on SCHEDULE 1.01 attached hereto;

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and
         (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

                  "Fixed CD Rate Loan" means a CD Rate Loan for which the Borrower elects an Interest Period of 30, 60, 90 or 180 days pursuant to SECTION 2.03 hereof.

                  "Fixed Charges" for any period means on a consolidated basis the sum of (i) 100% of all Rentals (other than Rentals on Capitalized Leases) payable during such period by the Borrower and its Subsidiaries (other than WCC), and (ii) all Interest Charges on all Indebtedness (including the interest component of Rentals on Capitalized Leases and the discount factor or other economic equivalent of interest under the Asset Securitization Facility) of the Borrower and its Subsidiaries (other than WCC) payable during said period by the Borrower and its Subsidiaries (other than WCC).

                  "Fixed Charges Coverage Ratio" means the ratio of Net Income Available for Fixed Charges to Fixed Charges.

                  "Fixed Rate Loan" means a Loan which is either a Fixed CD Rate Loan or a Eurodollar Rate Loan.

                  "Floating CD Rate Loan" means a CD Rate Loan other than a Fixed CD Rate Loan.

                  "Floating Rate Loan" means a Loan which is either a Base Rate Loan or a Floating CD Rate Loan.

                  "Four-Quarter Period" means a period of four full consecutive quarter annual periods, taken together as one accounting period.

                  "Funded Debt" of any Person shall mean (i) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets, including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP, (ii) all Capitalized Rentals of such Person, (iii) all Guaranties by such Person of Funded Debt of others, (iv) with respect to Funded Debt of the Borrower, the product of (x) the aggregate amounts available for drawing under all outstanding Letters of Credit and (y).50; and (v) to the extent not otherwise included in clauses (i) through (iv) above, outstanding amounts (together with interest paid thereon) received by the Borrower or any Subsidiary in exchange for the transfer of interests in trade receivables under the Asset Securitization Facility.

                  "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

                  "Gross Revenues" for any period means the gross revenues, determined in accordance with GAAP, of the Borrower and its Subsidiaries for such period, determined on a consolidated basis after eliminating revenues attributable to outstanding Minority Interests.

                  "Guaranties" by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect, guaranteeing any Indebtedness, dividend or other obligation, of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person:
         (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds
         (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (iii) to lease property or to purchase Securities or other Property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness of obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

                  "Guaranty Agreements" means, collectively, (i) the Amended and Restated Guaranty and Suretyship Agreement executed and delivered by each wholly-owned Subsidiary of the Borrower as of the Closing Date and
         (ii) each Guaranty and Suretyship Agreement delivered pursuant to
         SECTION 7.19, substantially in the form of EXHIBIT H, as the same may be amended, modified or restated from time to time.

                  "Guarantors" means, collectively, (i) as of the date hereof, each wholly-owned domestic Subsidiary of the Borrower as listed on
         SCHEDULE 6.01 hereof, and (ii) thereafter, each Person who is required to execute and deliver a Guaranty Agreement pursuant to SECTION 7.19 hereof.

                  "Hazardous Material" means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

                  "Indebtedness" of any Person means and include all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (i) obligations of such Person for borrowed money or which has been incurred in connection with the acquisition of property or assets, (ii) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) Capitalized Rentals under any Capitalized Lease, (v) Guaranties of Indebtedness of others,
         (vi) the Reimbursement Obligations, and (vii) outstanding amounts received by the Borrower or any Subsidiary in exchange for the transfer of interests in trade receivables under the Asset Securitization Facility in excess of the amounts repaid to the purchasers in respect of such purchase price from collections on such trade receivables.

                  "Interbank Offered Rate" means, for any Eurodollar Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

                  "Interest Charges" for any period means all interest and all amortization of debt discount and expense on any particular Indebtedness for which such calculations are being made, and shall include without limitation the discount factor or other economic equivalent of interest arising under the Asset Securitization Facility. Computations of Interest Charges on a pro forma basis for Indebtedness having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

                  "Interest Period" for each Fixed Rate Loan means a period commencing on the date such Fixed Rate Loan is made or Converted and each subsequent period commencing on the last day of the immediately preceding Interest Period for such Fixed Rate Loan and ending, at the Borrower's option, (A) for any Fixed CD Rate Loan on the date 30, 60, 90 or 180 days thereafter as notified to the Agent by an Authorized Representative two (2) Business Days prior to the beginning of such Interest Period and (B) for any Eurodollar Rate Loan, on the date one, two, three or six months thereafter as notified to the Agent by the Authorized Representative three (3) Business Days prior to the beginning of such Interest Period; PROVIDED, that,

                           (i) if an Authorized Representative fails to notify
                  the Agent of the length of an Interest Period for any Fixed CD Rate Loan two (2) Business Days or for any Eurodollar Rate Loan three (3) Business Days, as the case may be, prior to the first day of such Interest Period, the Loan for which such Interest Period was to be deter mined shall be deemed to be a Base Rate Loan as of the first day thereof for an Interest Period ending on the following Business Day;

                           (ii) if an Interest Period for a Fixed Rate Loan
                  would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day (unless in the case of any Eurodollar Rate Loan, such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day); and

                           (iii) there shall not be more than six (6) Interest
                  Periods in effect on any day, provided that all Floating Rate Loans shall be treated as having the same Interest Period.

                  "Investments" means all investments, in cash or by delivery of Property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or Security or by loan, advance, capital contribution or otherwise; PROVIDED, HOWEVER, that "Investments" shall not mean or include routine investments in Property to be used or consumed in the ordinary course of business or investments in accounts receivable or notes receivable arising in the ordinary course of business.

                  "Issuing Bank" means initially NationsBank and thereafter any Lender which is successor to NationsBank as issuer of Letters of Credit under ARTICLE III.

                  "Joint Venture Investment" means any Investment in an amount not to exceed $500,000 in any Person by the Borrower with any other Person or Persons which Investment is made in order to permit the Borrower to make bids with respect to government contracts for the providing of services by the Borrower of the type provided by the Borrower and its Subsidiaries on the date of this Agreement.

                  "Letter of Credit" or "Letters of Credit" means a letter of credit issued by the Issuing Bank for the account of the Borrower or the Borrower and Titania in favor of a Person advancing credit, providing insurance or securing obligations on behalf of the Borrower or the Borrower and Titania, and shall include without limitation all Existing LCs.

                  "Letter of Credit Account Agreement" means that Letter of Credit Account Agreement of even date herewith by and between the Borrower and the Agent, as amended and modified from time to time, providing for deposit of amounts of cash with the Agent.

                  "Letter of Credit Facility" means the facility described in
         ARTICLE III hereof providing for the issuance by the Issuing Banks for the account of the Borrower or the Borrower and Titania of Letters of Credit in an aggregate stated amount at any time outstanding not exceeding the Total Letter of Credit Commitment.

                  "Letter of Credit Outstandings" means, as of any date of determination, the aggregate amount remaining undrawn under all Letters of Credit plus Reimbursement Obligations then outstanding.

                  "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting Property. For the purposes of this Agreement, the Borrower or a Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

                  "Loan" or "Loans" means any of the Fixed Rate Loans or Floating Rate Loans, as the context may require.

                  "Loan Documents" means this Agreement, the Letter of Credit Account Agreement, the Notes, the Guaranty Agreements, any applications for issuance of Letters of Credit and all other instruments and documents executed or delivered to and in favor of any Lender or the Agent in connection with the Loans or the Letters of Credit as the same may be amended, modified or supplemented from time to time.

                  "Minority Interests" means any shares of stock of any class of a Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Borrower and/or one or more of its Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" shall have the same meaning as in ERISA.

                  "NationsBank" means NationsBank, National Association, and its successors.

                  "Net Income Available for Fixed Charges" for any period means the sum of (i) Consolidated Net Income during such period (excluding, for the purpose of determining Net Income Available for Fixed Charges, revenues, expenses and other appropriate charges or adjustments attributable to WCC) PLUS (to the extent deducted in determining Consolidated Net Income), (ii) all provisions for any Federal, state or other income taxes made by the Borrower and its Subsidiaries (other than WCC) during such period, and (iii) Fixed Charges of the Borrower and its Subsidiaries (other than WCC) during such period.

                  "Net Tangible Assets" means as of the date of determination thereof, the total amount of all Tangible Assets of the Borrower (excluding Subsidiaries) after deducting all Restricted Investments of the Borrower and all items which in accordance with GAAP would be included on the liability side of a balance sheet, except deferred income taxes, deferred investment tax credits, capital stock of any class, surplus and Funded Debt.

                  "NMSI" means NationsBanc Montgomery Securities, Inc. and its successors.

                  "Notes" means, collectively, the promissory notes of the Borrower executed and delivered to the Lenders as provided in SECTION
         2.08 hereof in substantially the form attached hereto as EXHIBIT E, with appropriate insertions as to amounts, dates and names of Lenders.

                  "Obligations" means the obligations, liabilities and Indebtedness of the Borrower with respect to (i) the principal and interest on the Loans as evidenced by the Notes,

         (ii) the Reimbursement Obligations, and (iii) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrower to the Lenders or the Agent hereunder, under any one or more of the other Loan Documents or with respect to the Loans.

                  "Participation" means, with respect to any Lender and either a Letter of Credit or a Swing Line Loan, as the case may be, the extension of credit represented by the participation of such Lender hereunder in the Issuing Bank's liability in respect of a Letter of Credit issued by the Issuing Bank in accordance with the terms hereof, or in NationsBank's liability in respect of a Swing Line Loan made in accordance with the terms hereof.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                  "Person" means an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

                  "Plan" means a "pension plan," as such term is defined in ERISA, established or maintained by the Borrower or any ERISA Affiliate or as to which the Borrower or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

                  "Property" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

                  "Prime Rate" means the per annum rate of interest established from time to time by NationsBank as its prime rate, which rate may not be the lowest rate of interest charged by NationsBank to its customers.

                  "Principal Office" means the principal office of NationsBank, presently located at Independence Center, 15th Floor, NC1-001-15-04, Charlotte, North Carolina 28255, Attention: Agency Services.

                  "Reimbursement Obligation" means at any time, the obligation of the Borrower with respect to any Letter of Credit to reimburse the Issuing Bank and the Lenders to the extent of their respective Participation (including by the receipt of proceeds of Revolving Loans pursuant to SECTION 3.02) for amounts theretofore paid by the Issuing Bank pursuant to a drawing under such Letter of Credit.

                  "Rentals" means and include as of the date of any determination thereof, all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the Property) payable by the Borrower or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Borrower or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

                  "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

                  "Reportable Event" shall have the same meaning as in ERISA.

                  "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating at least 66-2/3% of the aggregate Credit Exposures of all the Lenders on such date; PROVIDED, that if any single Lender holds 66-2/3% or more (but less than 100%) of the aggregate Credit Exposure, then the term "Required Lenders" shall also mean at least two (2) Lenders. For purposes of the preceding sentence, the amount of the "CREDIT EXPOSURE" of each Lender shall be equal to the aggregate principal amount of the Loans owing to such Lender plus the aggregate unutilized amounts of such Lender's Revolving Credit Commitment (without regard to any outstanding Swing Line Loans) plus the amount of such Lender's Applicable Commitment Percentage of the aggregate undrawn stated amount of outstanding Letters of Credit and of the Reimbursement Obligations; PROVIDED that if any Lender shall have failed to pay to the Issuing Bank its Applicable Commitment Percentage of any drawing under any Letter of Credit resulting in an outstanding Reimbursement Obligation, such Lender's Credit Exposure attributable to Letters of Credit and Reimbursement Obligations with respect to all Letters of Credit shall be deemed to be held by the Issuing Bank of such Letters of Credit and, if the Lender who fails to so pay is any Lender other than NationsBank, such Lender's Credit Exposure attributable to Swing Line Loans shall be deemed held by NationsBank for purposes of this definition.

                  "Restricted Investments" means all Investments in any Person, other than:

                           (a) Investments by the Borrower and its Subsidiaries
                  in and to Subsidiaries, including any investment in a corporation which, after giving effect to such investment, will become a Subsidiary;

                           (b) Investments in (i) Commercial paper maturing in
                  270 days or less from the date of issuance and which, at the time of acquisition by the Borrower or any Subsidiary, is accorded one of the two highest ratings by S&P or Moody's.;
                  (ii) Variable Rate Demand Notes of issuers whose commercial paper, at the time of acquisition, is accorded one of the two highest ratings by S&P or Moody's; or (iii) Direct obligations of any State of the United States of America or of any political subdivision thereof located in the United States of America and which, at the time of acquisition, is accorded one of the two highest ratings by S&P or Moody's, maturing in twelve months or less from the date of acquisition;

                           (c) Investments in direct obligations of the United
                  States of America, or investments in any Person, which Investments are guaranteed by the full faith and credit of the United States of America, in either case maturing in twelve months or less from the date of acquisition thereof by the Borrower or any Subsidiary;

                           (d) Investments in certificates of deposit maturing
                  within one year from the date of issuance thereof, issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof by the Borrower or Subsidiary, rated A by S&P or Moody's;

                           (e) loans or advances in the usual and ordinary
                  course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Borrower or any Subsidiary; PROVIDED, HOWEVER that the Borrower may make up to an aggregate at any one time outstanding of up to $300,000 of such loans or advances which are not incidental to carrying on the business of the Borrower or any Subsidiary; and

                           (f) receivables arising from the sale of goods and
                  services in the ordinary course of business of the Borrower and its Subsidiaries; and

                           (g) provided, however, that with respect to
                  investments made by or on behalf of Titania, the following shall not be Restricted Investments:

                           (1) Certificates of deposit, time deposits and banker's acceptances maturing within one year from the date of acquisition, issued by a bank or trust company organized under the laws of the United States or any state thereof, or any foreign bank whose branch is organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000 and whose long-term certificates of deposit are, at the time of acquisition, rated at least A by S&P or Moody's;

                           (2) Repurchase Agreements with any domestic bank with debt rated "AA" or better by S&P, or any foreign bank rated at least "AA" by S&P and "Aa" by Moody's; or repurchase agreements with such other Persons on such terms as the Borrower and the Agent shall agree in writing; provided the term of all such repurchase agreements is for one year or less;

                           (3) Direct obligations of the United States of America, or Investments in any Person, which Investments are guaranteed by the full faith and credit of the United States of America;

                           (4) Mortgage-backed securities issued by the United States Government or an agency or instrumentality thereof, having at the time of acquisition, a credit rating of at least AA by a nationally recognized rating service;

                           (5) Bonds, notes and other direct obligations (other than those referred to in clause (b), above) of any corporation domiciled in the United States of America, of a State of the United States of America, or of any sovereign or supranational institution whose obligations are denominated in United States dollars, at the time of acquisition rated at least A by a nationally recognized rating service. Obligations of sovereign or supranational institutions at the time of acquisition, shall be rated at least AA by a nationally recognized rating service;

                           (6)      Preferred stock obligations of any
                                    corporation domiciled in the United States of America, whose obligations at the time of acquisition are rated at least A by a nationally recognized rating service;

                           (7) Shares in mutual funds that invest solely in investments of the types described in clause b(i), clause (b)(iii), clause (3), clause
                                    (4), clause (5) and/or clause (6) above and have assets in excess of One Hundred Million Dollars ($100,000,000);

                           (8) Any Investments (other than the Investments set forth in clause (b) and clause (1) through clause (7) inclusive, above), provided that the aggregate fair value for all such investments shall not, at any time, exceed five percent (5%) of the aggregate fair value of all Investments set forth in clause (1) through clause (8) inclusive, above. For the purposes of this subsection
                                    (8) only, fair value shall mean the greater of book value or fair market value.

                  In valuing any investments for the purpose of applying the limitations set forth in this Agreement, such investments, loans and advances shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal.

                  For purposes of this Agreement, at any time when a corporation becomes a Subsidiary, all Investments of such corporation at such time shall be deemed to have been made by such corporation, as a Subsidiary, at such time.

                  "Revolving Credit Commitment" means with respect to each Lender, the obligation of such Lender to make Loans to the Borrower up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Revolving Credit Commitment as the same may be increased or decreased from time to time pursuant to this Agreement.

                  "Revolving Credit Facility" means the facility described in
         ARTICLE II hereof providing for Loans to the Borrower by the Lenders in the aggregate principal amount of the Total Revolving Credit Commitment less the aggregate amount of outstanding Swing Line Loans and outstanding Letters of Credit and Reimbursement Obligations.

                  "Revolving Credit Termination Date" means the earlier of (i) December 29, 2000 or such later date to which the Revolving Credit Termination Date may be extended pursuant to SECTION 2.16, or (ii) such date as the Borrower may voluntarily terminate the Revolving Credit Facility by payment in full of all Obligations pursuant to SECTION 2.10(A) hereof.

                  "Revolving Credit Outstandings" means, as of any date of determination, the aggregate principal amount of all Revolving Loans made pursuant to SECTION 2.01 then outstanding.

                  "Revolving Loan" means Loans made by the Lenders to the Borrower pursuant to SECTION 2.01 hereof.

                  "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

                  "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

                  "Subordinated Funded Debt" means all unsecured Funded Debt of the Borrower which shall contain or have applicable thereto subordination provisions in form and substance acceptable to the Agent and the Required Lenders.

                  The term "subsidiary" means, as to any particular parent corporation, any corporation of which more than 50% (by number of votes) of the Voting Stock shall be owned by such parent corporation and/or one or more corporations which are themselves subsidiaries of such parent corporation. The term "Subsidiary" shall mean a subsidiary of the Borrower (other than Wackenhut Funding).

                  "Swing Line" means the revolving line of credit established by NationsBank in favor of the Borrower pursuant to SECTION 2.17.

                  "Swing Line Loans" means Loans made by NationsBank to the Borrower pursuant to SECTION 2.17.

                  "Swing Line Outstandings" means, as of any date of determination, the aggregate principal Indebtedness of the Borrower on all Swing Line Loans then outstanding.

                  "Titania" means Titania Insurance Company of America, a corporation organized under the laws of Vermont and a wholly-owned Subsidiary of the Borrower.

                  "Total Assets" means, as of the date of any determination thereof, the total amount of all assets of the Borrower and its Subsidiaries (less depreciation, depletion and other properly deductible valuation reserves);.

                  "Total Capitalization" means the sum of (i) Consolidated Funded Debt PLUS (ii) Consolidated Net Worth.

                  "Total Letter of Credit Commitment" means an amount not to exceed the Total Revolving Credit Commitment.

                  "Total Revolving Credit Commitment" means $40,000,000, as reduced pursuant to SECTION 2.10 hereof.

                  "TROL Leases" means all tax retention operating lease agreements between WCC or any subsidiary of WCC, as Lessee, and First Security Bank, N.A., as Lessor, as amended, supplemented or modified from time to time.

                  "Type" means any type of Loan (i.e. a Base Rate Loan, CD Rate Loan, or Eurodollar Rate Loan).

                  "Voting Stock" means Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

                  "Wackenhut Family Group" means (i) George R. Wackenhut, Ruth
         J. Wackenhut, Richard R. Wackenhut and other lineal descendants of George R. Wackenhut, the founder of the Borrower; (ii) the spouses and lineal descendants of the persons named in clause (i); and (iii) the estates or legal representatives of the persons named in clause (i).

                  "Wackenhut Funding" means Wackenhut Funding Corporation, a Delaware corporation.

                  "WCC" means Wackenhut Corrections Corporation, a Florida corporation and a Subsidiary of the Borrower as of the Closing Date.

                  "Wholly-owned" when used in connection with any Subsidiary means a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) and all Funded Debt and Current Debt shall be owned by the Borrower and/or one or more of its Wholly-owned Subsidiaries.

         1.03     RULES OF INTERPRETATION.

                  (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

                  (b) Each term defined in Article 1 or 9 of the Florida Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction.

                  (c) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

                  (d) Except as otherwise expressly provided, references herein to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to this Agreement.

                  (e) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and VICE VERSA, as the context may require.

                  (f) used herein or in any other Loan Document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

                  (g) References to "including" means including without limiting the generality of any description preceding such term, and for purposes hereof the rule of EJUSDEM GENERIS shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

                  (h) All dates and times of day specified herein shall refer to such dates and times at Charlotte, North Carolina.

                  (i) Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

                  (j) Any reference to an officer of the Borrower or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

                  (k) All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Loan Documents.

                  (l) Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

                                   ARTICLE II

                            REVOLVING CREDIT FACILITY

         2.01 COMMITMENT. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Advances to the Borrower from time to time from the Closing Date until the Revolving Credit Termination Date on a pro rata basis as to the total borrowing requested by the Borrower on any day determined by its Applicable Commitment Percentage up to but not exceeding the Revolving Credit Commitment of such Lender, PROVIDED, however, that the Lenders will not be required and shall have no obligation to make any Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of the Notes; PROVIDED further, however, that immediately after giving effect to each Advance, the sum of the principal amount of Revolving Credit Outstandings plus Swing Line Outstandings plus Letter of Credit Outstandings shall not exceed the Total Revolving Credit Commitment. Within such limits, the Borrower may borrow, repay and reborrow hereunder, on a Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date; PROVIDED, however, that (x) no Fixed CD Rate Loan shall be made less than thirty (30) days before the Revolving Credit Termination Date and no Eurodollar Rate Loan shall be made less than one month before the Revolving Credit Termination Date and (y) each Fixed Rate Loan may, subject to the provisions of SECTION 2.06, be repaid only on the last day of the Interest Period with respect thereto.

         2.02 AMOUNTS. Except as otherwise permitted by the Lenders the aggregate unpaid principal amount of the Revolving Loans and Swing Line Loans from time to time outstanding, plus Letter of Credit Outstandings shall not exceed at any time, an amount equal to the Total Revolving Credit Commitment. Each Advance hereunder (i) for a Base Rate Loan shall be in an amount of at least $300,000, and (ii) for a Fixed Rate Loan shall be in an amount of $300,000, or an integral multiple thereof.

         2.03 INTEREST PERIODS. Each Revolving Loan shall be, at the option of the Borrower specified in the Borrowing Notice furnished to the Agent pursuant to SUBSECTION 2.04 hereof, either a Base Rate Loan or a Fixed Rate Loan, which shall in each case be made or maintained by each Lender at its Applicable Lending Office. Base Rate Loans and Fixed Rate Loans may be outstanding at the same time, PROVIDED, however, there shall not be outstanding at any one time Revolving Loans having more than six (6) different Interest Periods; PROVIDED that all Base Rate Loans shall be treated as having the same Interest Period. No Revolving Loan may bear interest at the Floating CD Rate.

         2.04 ADVANCES. (a) An Authorized Representative shall give the Agent
(i) at least two (2) Business Days' irrevocable telephonic notice of each Fixed CD Rate Loan (whether representing an additional borrowing hereunder or the Conversion of borrowings hereunder from Base Rate Loans or other Fixed Rate Loans to Fixed CD Rate Loans) prior to 10:30 A.M.; (ii) at least three (3) Business Days' irrevocable telephonic notice of each Eurodollar Rate Loan (whether representing an additional borrowing hereunder or the Conversion of borrowing hereunder from Base Rate Loans or other Fixed Rate Loans to Eurodollar Rate Loans) prior to 12:30 P.M.; and (iii) irrevocable telephonic notice of each Base Rate Loan representing an additional borrowing hereunder prior to 12:30 P.M. on the day of such proposed Base Rate Loan. Each such Borrowing Notice, which shall be effective upon receipt by the Agent, shall specify the amount of the borrowing, the Type of Revolving Loan, the date of borrowing and, if a Fixed Rate Loan the Interest Period to be used in the computation of interest. The Authorized Representative shall provide the Agent written confirmation of each such telephonic notice in the form attached hereto as EXHIBIT D-1 with appropriate insertions but failure to provide such confirmation shall not affect the validity of such telephonic notice. Notice of receipt of such Borrowing Notice shall be provided by the Agent to each Lender by telephone with reasonable promptness, but not later than 1:30 P.M. on the same day as the Agent's receipt of such notice. The Agent shall provide each Lender written confirmation of such telephonic confirmation but failure to provide such notice shall not affect the validity of such telephonic notice.

         (b) Not later than 3:00 P.M. on the date specified for each borrowing hereunder, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Revolving Loan or Loans to be made by it on such day available to the Agent, by depositing or transferring the proceeds thereof in immediately available funds at the Principal Office. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the proceeds thereof in immediately available funds, in the Borrower's Account.

         (c) Notwithstanding the foregoing, if the Agent receives telephonic or written notice from the Issuing Bank that a drawing has been made under any Letter of Credit prior to the Revolving Credit Termination Date, the drawing shall be paid by the Agent without the requirement of notice from the Borrower from immediately available funds which shall be advanced by the Lenders under the Revolving Credit Facility. If a drawing is presented under any Letter of Credit in accordance with the terms thereof notice of such drawing shall be provided promptly by the Issuing Bank to the Agent and the Agent shall provide notice to each other Lender by telephone. If notice to the Lenders of a drawing under any Letter of Credit is given by the Agent at or before 12:00 noon on any Business Day, each other Lender shall, pursuant to the conditions of this Agreement, make a Base Rate Loan in the amount of such Lender's Applicable Commitment Percentage of such drawing and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 2:30 P.M. on the same Business Day. If notice to the Lenders of a drawing under a Letter of Credit is given by the Agent after 12:00 noon on any Business Day, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make a Base Rate Loan in the amount of such Lender's Applicable Commitment Percentage of such drawing and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 12:00 noon on the next following Business Day. Such Base Rate Loan shall be deemed made for a period ending on the following Business Day, which shall be extended automatically to the next succeeding Business Day unless and until the Borrower Converts such Base Rate Loan in accordance with the terms of SECTION 2.11 hereof.

         2.05 PAYMENT OF INTEREST. (a) The Borrower shall pay interest to the Agent for the account of each Lender on the outstanding and unpaid principal amount of each Revolving Loan made by such Lender for the period commencing on the date of such Revolving Loan until such Revolving Loan shall be due at the then applicable Base Rate for Base Rate Loans, CD Rate for Fixed CD Rate Loans or Eurodollar Rate for Eurodollar Rate Loans, as designated by the Authorized Representative pursuant to SECTION 2.04 hereof or as otherwise provided herein; PROVIDED, however, that if any amount shall not be paid when due (at maturity, by acceleration or otherwise), such amount shall bear interest thereafter until paid (i) in the case of a Fixed Rate Loan, until the end of the Interest Period with respect to such Loan, at a rate of two percent (2%) above the then Fixed Rate for such Loan, and (ii) thereafter, and with respect to Base Rate Loans, at a rate of interest per annum which shall be two percent (2%) above the Base Rate or the maximum rate permitted by applicable law, whichever is lower, from the date such amount was due and payable until the date such amount is paid in full.

         (b) Interest on each Revolving Loan shall be computed on the basis of a year of 360 days and calculated for the actual number of days elapsed. Interest on each Revolving Loan shall be paid (a) quarterly in arrears on the last Business Day of each December, March, June and September beginning March 31, 1998 for each Base Rate Loan and Floating CD Rate, (b) on the last day of the applicable Interest Period for each Fixed Rate Loan and if such Interest Period extends for more than three months or 90 days, respectively, at intervals of three months or 90 days, as appropriate, after the first day of such Interest Period, and (c) upon payment in full of the principal amount of such Loan.

         2.06 PAYMENT OF PRINCIPAL. (a) The principal amount of each Revolving Loan shall be due and payable in full on the Revolving Credit Termination Date. The duration of the initial Interest Period for each Revolving Loan shall be as specified in the Borrowing Notice. The Borrower shall have the option to elect the duration of subsequent Interest Periods and to Convert Revolving Loans in accordance with SECTION 2.11 hereof. If the Agent does not receive a notice of election of duration of an Interest Period or to Convert by the time prescribed by SECTION 2.11 hereof, the Borrower shall be deemed to have elected to Convert such Revolving Loan to (or Continue such Loan as) a Base Rate Loan for a period extending to the next succeeding Business Day until the Borrower notifies the Agent in accordance with SECTION 2.11.

         (b) Each payment of principal (including any prepayment) and payment of interest shall be made to the Agent at the Principal Office, for the account of each Lender's Applicable Lending Office, in Dollars and in immediately available funds before 12:30 P.M. on the date such payment is due. The Agent may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to the Borrower's Account or any ordinary deposit account of the Borrower with the Agent.

         (c) The Agent shall deem any payment by or on behalf of the Borrower hereunder that is not made both (a) in Dollars and in immediately available funds and (b) prior to 12:30 P.M. (other than if such payment is made by a debit by the Agent to the Borrower's Account) to be a non-conforming payment. Any such payment shall not be deemed to be received by the Agent until the time such funds become available funds. Any non-conforming payment may constitute or become a Default or Event of Default. The Agent shall give prompt telephonic notice to the Borrower and each of the Lenders (confirmed in writing) if any payment is non-conforming. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding Business Day) at a rate of interest per annum which shall be two percent (2%) above the rate at which interest was payable on such Revolving Loan on the day immediately preceding the due date or the maximum rate permitted by applicable law, whichever is lower, from such due date until the funds become available.

         (d) In the event that any payment hereunder or under the Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day; provided that interest shall continue to accrue during the period of any such extension.

         2.07 BORROWER'S ACCOUNT. The Agent shall render to the Borrower each month a Loan ledger statement and a copy of the statement of the Borrower's Account. The Borrower shall give the Agent written notice of its exceptions to any such statement within 45 days after such statement has been rendered to the Borrower.

         2.08 NOTES. Loans made by each Lender shall be evidenced by, and be repayable with interest in accordance with the terms of, a promissory note payable to the order of such Lender in the amount of its Applicable Commitment Percentage of the Total Revolving Credit Commitment, which Note shall be dated the Closing Date or such later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

         2.09 PRO RATA PAYMENTS. Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the Revolving Loans, and fees (other than (i) payments on Swing Line Loans, which shall be retained by NationsBank, (ii) the Agent's fees payable under SECTION 9.11 hereof, which shall be retained by the Agent, and (iii) Letter of Credit fronting and administrative fees payable under SECTIONS 3.03 and 3.04 hereof, which shall be paid in respect of each Letter of Credit to the Issuing Bank) described in this Agreement shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, (b) all payments to be made by the Borrower for the account of each of the Lenders on account of principal, interest and fees, shall be made without set-off or counterclaim, and (c) the Agent will promptly distribute payments received to the Lenders.

         2.10 REDUCTION IN COMMITMENT. (a) The Borrower shall have the right from time to time (but not more frequently than once during each quarterly period), upon not less than ten (10) Business Days written notice to the Agent to reduce the Total Revolving Credit Commitment. The Agent shall give each Lender, within one (1) Business Day, telephonic notice (confirmed in writing) of such reduction. Each such reduction shall be in the aggregate amount of $5,000,000 or such greater amount which is in an integral multiple of $1,000,000, and shall permanently reduce the Revolving Credit Commitment of the Lenders pro rata. No such reduction shall result in the payment of any Fixed Rate Loan other than on the last day of the Interest Period of such Loan, unless amounts due, if any, under SECTION 4.05 are paid upon demand by the Agent. Each reduction of the Total Revolving Credit Commitment shall be accompanied by payment of the Notes to the extent that the sum of Revolving Credit Outstandings, Swing Line Outstandings, and Letter of Credit Outstandings exceeds the Total Revolving Credit Commitment, after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid.

         (b) The amount of the Total Revolving Credit Commitment which shall be available to the Borrower shall be increased and decreased, from time to time by the stated amount of all Swing Line Outstandings and Letter of Credit Outstandings; PROVIDED, that the sum of the Revolving Credit Outstandings, Swing Line Outstandings and Letter of Credit Outstandings shall at no time exceed the Total Revolving Credit Commitment.

         2.11 CONVERSIONS AND ELECTIONS OF SUBSEQUENT INTEREST PERIODS. Provided that no Default or Event of Default shall have occurred and be continuing and subject to the limitations set forth below and in ARTICLE IV hereof, the Borrower may with respect to Revolving Loans:

                  (a) on two (2) Business Days' notice to the Agent on or before 10:30 A.M.:

                           (i) elect a subsequent Interest Period for all Fixed
                  CD Rate Loans having the same Interest Period to begin on the last day of the Interest Period for such Fixed CD Rate Loans;

                           (ii) Convert Base Rate Loans to Fixed CD Rate Loans
                  on any date; and

                           (iii) Convert all Eurodollar Rate Loans having the
                  same Interest Period to Fixed CD Rate Loans on the last day of the Interest Period for such Eurodollar Rate Loans.

                  (b) on three (3) Business Days' notice to the Agent on or before 1:00 P.M.:

                           (i) elect a subsequent Interest Period for all
                  Eurodollar Rate Loans having the same Interest Period to begin on the last day of the Interest Period for such Eurodollar Rate Loans;

                           (ii) Convert all Fixed CD Rate Loans having the same
                  Interest Period to Eurodollar Rate Loans on the last day of the Interest Period for such Fixed CD Rate Loans; and

                           (iii) Convert all Base Rate Loans to Eurodollar Rate
                  Loans on any date.

         Notice of any such elections or Conversions shall specify the effective date of such election or Conversion and the Interest Period to be applicable to the Revolving Loan as Continued or Converted. Each election and Conversion pursuant to this
SECTION 2.11 shall be subject to the limitations on Fixed CD Rate Loans and Eurodollar Rate Loans set forth in the definition of "Interest Period" herein and in SECTIONS 2.01, 2.02 and 2.03 hereof. All such Continuations or Conversions of Revolving Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

         2.12 FEES. (a) For the period beginning on the Closing Date and ending on the Revolving Credit Termination Date (or such earlier date on which the Revolving Credit Facility has terminated), the Borrower agrees to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, an unused fee equal to the Applicable Unused Fee multiplied by the average daily amount by which the Total Revolving Credit Commitment exceeds the Revolving Credit Outstandings without giving effect to Swing Line Outstandings plus Letter of Credit Outstandings. Such payments of fees provided for in this SECTION 2.12 shall be due in arrears on the last day of each December, March, June and September beginning March 31, 1998 to and on the Revolving Credit Termination Date (or such earlier date on which the Revolving Credit Facility has terminated). Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Revolving Credit Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion. Such fee shall be calculated on the basis of a year of 360 days and computed for actual days elapsed.

         2.13 DEFICIENCY ADVANCES. No Lender shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Revolving Loan hereunder nor shall the Revolving Credit Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing, in the event any Lender shall fail to advance funds to the Borrower as herein provided, the Agent may in its discretion, but shall not be obligated to, advance under the Note in its favor as a Lender all or any portion of such amount (the "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such advance under its Note; PROVIDED that, upon payment to the Agent from such other Lender of the entire outstanding amount of such deficiency advance, together with interest thereon, from the most recent date or dates interest was paid to the Agent by the Borrower on each Revolving Loan comprising the deficiency advance at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank, then such payment shall be credited against the Note of the Agent in full payment of such deficiency advance and the Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by the Borrower thereon.

         2.14 ADJUSTMENTS BY AGENT. Notwithstanding the construction of "pro rata" to mean based on the Applicable Commitment Percentages and any provisions contained herein for the advancement of funds or distribution of payments on a pro rata basis, the Agent may, in its discretion, but shall not be obligated to, adjust downward or upward (but not in excess of any applicable Revolving Credit Commitment) the principal amount of any Revolving Loan to be made by any Lender to the nearest amount which is evenly divisible by $100, and make appropriate related adjustment in the distribution of payments of principal and interest on the Revolving Loans.

         2.15 USE OF PROCEEDS. The proceeds of the Loans made pursuant to the Revolving Credit Facility hereunder shall be used by the Borrower to provide for working capital needs of the Borrower, to provide Letters of Credit to the Borrower and Titania, and to fund other general corporate needs.

         2.16. EXTENSION OF REVOLVING CREDIT TERMINATION DATE. At the request of the Borrower the Lenders may, in their sole discretion, elect to extend the Revolving Credit Termination Date then in effect for two successive periods of one year each. The Borrower shall notify the Lenders of its request for each such extension by delivering to the Agent and the Lenders notice of such request signed by an Authorized Representative not more than sixty (60) days nor less than thirty (30) days prior to the first (as to the first such extension period) or second (as to the second such extension period and provided that the Lenders shall theretofore have previously granted a one year extension) anniversary of the Closing Date. Approval of each such extension is at the sole discretion of the Lenders and is subject to approval by all of the Lenders. If the Lenders shall elect to so extend, the Agent shall notify the Borrower in writing within ninety (90) days of its receipt of such request for extension of the decision of the Lenders of whether to extend the Revolving Credit Termination Date. Failure by the Agent to give such notice shall constitute refusal by the Lenders to extend the Revolving Credit Termination Date.

         2.17 SWING LINE. Notwithstanding any other provision of this Agreement to the contrary, in order to administer the Revolving Credit Facility in an efficient manner and to minimize the transfer of funds between the Agent and the Lenders, NationsBank shall make available Swing Line Loans to the Borrower prior to the Revolving Credit Termination Date. NationsBank shall not make any Swing Line Loan pursuant hereto (i) if to the actual knowledge of NationsBank the Borrower is not in compliance with all the conditions to the making of Revolving Loans set forth in this Agreement, (ii) if after giving effect to such Swing Line Loan, the Swing Line Outstandings exceed $15,000,000, or (iii) if after giving effect to such Swing Line Loan, the sum of the Swing Line Outstandings, Revolving Credit Outstandings and Letter of Credit Outstandings exceeds the Total Revolving Credit Commitment. Loans made pursuant to this SECTION 2.17 shall be limited to Floating CD Rate Loans. The Borrower may borrow, repay and reborrow under this SECTION 2.17. Unless notified to the contrary by NationsBank, borrowings under the Swing Line may be made in amounts which are integral multiples of $50,000 upon telephonic request by an Authorized Representative of the Borrower made to NationsBank not later than 12:30 a.m. on the Business Day of the requested borrowing. Each such Borrowing Notice, which shall be effective upon receipt by NationsBank, shall specify the amount of the borrowing, and the date of borrowing. An Authorized Representative shall provide NationsBank written confirmation of each such telephonic notice on the same day by telefacsimile transmission in the form attached hereto as EXHIBIT D-2, with appropriate insertions but failure to provide such confirmation shall not affect the validity of such telephonic notice. Unless notified to the contrary by NationsBank, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $50,000. If the Borrower instructs NationsBank to debit any demand deposit account of the Borrower in the amount of any payment with respect to a Swing Line Loan, or NationsBank otherwise receives repayment after 12:30 p.m. on a Business Day such payment shall be deemed received on the next Business Day.

         Swing Line Loans shall bear interest at the Floating CD Rate, and the interest payable on Swing Line Loans is solely for the account of NationsBank. Interest on Swing Line Loans shall be paid quarterly in arrears on the last Business Day of each December, March, June and September beginning March 31, 1998. The Swing Line Outstandings shall be evidenced by the Note delivered to NationsBank pursuant to SECTION 2.08 hereof.

         Upon the making of a Swing Line Loan, each Lender shall be deemed to have purchased from NationsBank a Participation therein in an amount equal to that Lender's Applicable Commitment Percentage of such Swing Line Loan. Upon demand made by NationsBank, each Lender shall, according to its Lender's Applicable Commitment Percentage of such Swing Line Loan, promptly provide to NationsBank its purchase price therefor in an amount equal to its Participation therein. Any Advance made by a Lender pursuant to demand of NationsBank of the purchase price of its Participation shall be deemed a Base Rate Loan until the Borrower Converts such Base Rate Loan in accordance with the terms of SECTION
2.11 hereof. The obligation of each Lender to so provide its purchase price to NationsBank shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event.

         The Borrower at its option may request a Revolving Loan pursuant to
SECTION 2.01 in an amount sufficient to repay the Swing Line Loan on any date and the Agent shall provide the proceeds of such Revolving Loan to NationsBank in the amount necessary to repay such Swing Line Out standings (which NationsBank shall then apply to such repayment) and credit any balance of the Revolving Loan in immediately available funds in the manner directed by the Borrower pursuant to SECTION 2.04(B) hereof. The proceeds of such Advances shall be paid to NationsBank for application to the Swing Line Outstandings and the Lenders shall then be deemed to have made Revolving Loans in the amount of such Advances. The Swing Line shall continue in effect until the earlier of (i) the occurrence of a Default, or (ii) the Revolving Credit Termination Date.

                                   ARTICLE III

                                LETTERS OF CREDIT

         3.01 LETTERS OF CREDIT. The Issuing Bank agrees, subject to the terms and conditions of this Agreement, upon request of the Borrower to issue from time to time for the account of the Borrower or Titania Letters of Credit; PROVIDED, that (i) the Letters of Credit Outstandings shall not exceed the Total Letter of Credit Commitment and (ii) to the extent required by the Issuing Bank such request shall be accompanied by an application for letter of credit in form and content acceptable to the Issuing Bank. No Letter of Credit shall be issued by the Issuing Bank with an expiry date occurring subsequent to the Revolving Credit Termination Date. The Issuing Bank shall not issue any Letter of Credit if, after giving effect thereto, Letter of Credit Outstandings plus Swing Line Outstandings plus Revolving Credit Outstandings exceeds the Total Revolving Credit Commitment, without regard to any increase or decrease pursuant to
SECTION 2.10(B).

         3.02  REIMBURSEMENT.

         (a) The Borrower hereby unconditionally agrees to pay to the Issuing Bank on demand at its Applicable Lending Office (i) all amounts required to pay all drafts drawn or purporting to be drawn under the Letters of Credit issued by it and (ii) the face amount of each draft accepted by the Issuing Bank on the maturity date of such draft, or in the event of a Default or Event of Default, and any and all expenses of every kind incurred by the Issuing Bank in connection with the Letters of Credit and in any event and without demand to place in possession of the Issuing Bank (which shall include Advances under the Revolving Credit Facility if permitted by SECTION 2.04(C) hereof) sufficient funds to pay all debts and liabilities arising under any Letter of Credit. The Borrower's obligations to pay each Issuing Bank under this SECTION 3.02, and the Issuing Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever. The Issuing Bank may charge any account, including the Borrower's Account, the Borrower may have with it for any and all amounts the Issuing Bank pays under a Letter of Credit, plus commissions, charges and expenses as from time to time agreed to by the Issuing Bank and the Borrower; PROVIDED that to the extent permitted by SECTION 2.04(C), amounts shall be paid pursuant to Advances under the Revolving Credit Facility. The Borrower agrees that the Issuing Bank may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit issued by it, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, attorney in fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents. The Borrower agrees to pay the Issuing Bank interest on any amounts not paid when due hereunder at the Base Rate plus two percent (2%), or such lower rate as may be required by law.

         (b) In accordance with the provisions of SECTION 2.04(C) hereof, the Issuing Bank shall notify the Agent (and shall also notify the Borrower) of any drawing under any Letter of Credit issued for account of the Borrower or the Borrower and Titania as promptly as practicable following the receipt by the Issuing Bank of such drawing. In addition, each Issuing Bank shall notify the Agent of (i) any proposed issuance of a Letter of Credit, including the proposed stated amount thereof, (ii) any reduction or increase in the stated amount of any previously issued Letter of Credit, and
(iii) any surrender, cancellation or expiration of any Letter of Credit.

         (c) Each Lender (other than the Issuing Bank) shall automatically acquire on the date of issuance thereof, or with respect to Existing LCs on the Closing Date, a Participation in the Issuing Bank's liability in respect of each Letter of Credit in an amount equal to such Lender's Applicable Commitment Percentage of such liability, and to the extent that the Borrower is obligated to pay the Issuing Bank under SECTION 3.02(A), each Lender (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to the Issuing Bank as hereinafter described, its Applicable Commitment Percentage of the Issuing Bank's liability under such Letter of Credit. Prior to the Revolving Credit Termination Date, each Lender (including the Issuing Bank in its capacity as a Lender) shall, subject to the terms and conditions of ARTICLE II, make a Base Rate Loan to the Borrower by paying to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds, an amount equal to its Applicable Commitment Percentage of any drawing under a Letter of Credit, all as described and pursuant to SECTION 2.04(C). With respect to drawings under any of the Letters of Credit, each Lender, upon receipt from the Agent of notice of a drawing in the manner described in SECTION 2.04(C), shall promptly pay to the Agent for the account of the Issuing Bank, prior to the applicable time set forth in SECTION 2.04(C), its Applicable Commitment Percentage of such drawing. Simultaneously with the making of each such payment by a Lender to the Issuing Bank, such Lender shall, automatically and without any further action on the part of the Issuing Bank or such Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest) in the related Reimbursement Obligation of the Borrower. The Reimbursement Obligations of the Borrower shall be immediately due and payable whether by Advances made in accordance with SECTION 2.04(C) or otherwise. Each Lender's obligation to make payment to the Agent for the account of the Issuing Bank pursuant to this SECTION 3.02(C), and the Issuing Bank's right to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and shall be made without any offset, abatement, withholding or reduction whatsoever. If any Lender is obligated to pay but does not pay amounts to the Agent for the account of the Issuing Bank in full upon such request as required by this SECTION 3.02(C), such Lender shall, on demand, pay to the Agent for the account of the Issuing Bank interest on the unpaid amount for each day during the period commencing on the date of notice given to such Lender pursuant to SECTION 2.04(C) until such Lender pays such amount to the Agent for the account of the Issuing Bank in full at the interest rate per annum for overnight borrowing by the Issuing Bank from the Federal Reserve Bank.

         (d) Promptly following the end of each calendar month, each Issuing Bank shall deliver to the Agent, and the Agent shall deliver to each Lender, a notice describing the aggregate undrawn amount of all Letters of Credit outstanding at the end of such month. Upon the request of any Lender from time to time, the Issuing Bank shall deliver to the Agent, and the Agent shall deliver to such Lender, any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

         (e) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in SECTION 5.01 hereof, be subject to the conditions that such Letter of Credit be in such form, contain such terms and support such transactions or obligations as shall be reasonably satisfactory to the Issuing Bank consistent with the Issuing Bank's then current practices and procedures with respect to similar letters of credit. All Letters of Credit (other than Existing LCs) shall be issued pursuant to and subject to the Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500 and all subsequent amendments and revisions thereto. The Borrower shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the Issuing Bank shall have reasonably requested consistent with such practices and procedures.

         (f) Without duplication of SECTION 9.07 hereof, the Borrower hereby indemnifies and holds harmless the Issuing Bank, each other Lender and the Agent from and against any and all claims and damages, losses, liabilities, costs or expenses which the Issuing Bank, such other Lender or the Agent may incur (or which may be claimed against the Issuing Bank, such other Lender or the Agent) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; PROVIDED that the Borrower shall not be required to indemnify the Issuing Bank, any other Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) caused by the willful misconduct or gross negligence of the party to be indemnified, (ii) caused by the Issuing Bank's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, unless such payment is prohibited by any law, regulation, court order or decree, or (iii) paid or payable by any Lender under SECTIONS 2.14 or 9.10 hereof.

         (g) Without limiting the Borrower's rights as set forth in SECTION 3.02(F) above, the obligation of the Borrower to reimburse the Issuing Banks immediately for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever, including, without limitation, the following circumstances:

                           (i) any lack of validity or enforceability of the
                  Letter of Credit, the obligation supported by the Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related Documents");

                           (ii) any amendment or waiver of or any consent to or
                  departure from all or any of the Related Documents;

                           (iii) the existence of any claim, setoff, defense or
                  other rights which the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), Agent, Lenders or any other person or entity, whether in connection with the Loan Documents, the Related Documents or any unrelated transaction;

                           (iv) any breach of contract or other dispute between
                  the Borrower and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), Agent, Lenders or any other person or entity;

                           (v) any draft, statement or any other document
                  presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                           (vi) payment by the Issuing Bank under the Letter of
                  Credit against presentation of a sight draft or certificate which does not comply with the terms of the Letter of Credit;

                           (vii) any delay, extension of time, renewal,
                  compromise or other indulgence or modification granted or agreed to by Agent, with or without notice to or approval by the Borrower in respect of any of the Borrower's indebtedness under this Agreement; or

                           (viii) any other circumstance or happening
                  whatsoever, whether or not similar to any of the foregoing.

         3.03 LETTER OF CREDIT FEE. For the period beginning on the Closing Date and ending on the Revolving Credit Termination Date, the Borrower agrees to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a fee equal to the Applicable Margin for Eurodollar Rate Loans from time to time in effect times the stated amount of outstanding Letters of Credit. Such fees provided in this SECTION 3.03 shall be paid quarterly in arrears on the last Business Day of each December, March, June and September beginning March 31, 1998 and shall be calculated on the basis of a year of 360 days and computed for actual days elapsed. In the event that the risk based capital required to be maintained by the Issuing Bank for Letters of Credit securing performance by the Borrower or Titania shall be reduced below that required for Letters of Credit providing credit support, the Borrower, the Agent, the Issuing Banks and the Lenders may agree in writing without further amendment to this Agreement to an adjustment in the amount of the letter of credit fee payable with respect to such Letters of Credit securing performance.

         3.04 ADMINISTRATIVE FEES. The Borrower shall pay to the Issuing Bank a fronting fee of 0.05% (5 basis points) per annum of the stated amount of all Letters of Credit issued by such Issuing Bank, such fee to be paid quarterly in arrears on the last Business Day of each December, March, June and September beginning March 31, 1998. The fronting fee shall be calculated on the basis of a year of 360 days and computed for actual days elapsed. The Borrower shall also pay to each Issuing Bank administrative and other fees, if any, in connection with the Letters of Credit in such amounts and at such times as the Issuing Banks and the Borrower shall agree from time to time.

                                   ARTICLE IV

                             CHANGE IN CIRCUMSTANCES

         4.01 INCREASED COST AND REDUCED RETURN. (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

                         (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Fixed Rate Loans, its Note, or its obligation to make Fixed Rate Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Note in respect of any Fixed Rate Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office and franchise taxes);

                        (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Applicable Reserve Requirement utilized in the determination of the Eurodollar Rate and the CD Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Revolving Credit Commitment of such Lender hereunder; or

                       (iii) shall impose on such Lender (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Fixed Rate Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Note with respect to any Fixed Rate Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this SECTION 4.01(A), the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of SECTION 4.04 shall be applicable); PROVIDED that such suspension shall not affect the right of such Lender to receive the compensation so requested.

         (b) If, after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

         (c) Each Lender shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section shall furnish to the Borrower and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         4.02 LIMITATION ON TYPES OF LOANS. If on or prior to the first day of any Interest Period for any Fixed Rate Loan:

                  (a) the Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate or CD Rate, as the case may be, for such Interest Period; or

                  (b) the Required Lenders determine (which determination shall be conclusive) and notify the Agent that the Eurodollar Rate or the CD Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Rate Loans or CD Rate Loans, as the case may be, for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type, or to Convert Loans of any other Type into Loans of such Type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

         4.03 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Rate Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or Continue Eurodollar Rate Loans and to Convert other Types of Loans into Eurodollar Rate Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Rate Loans (in which case the provisions of SECTION 4.04 shall be applicable).

         4.04 TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to make a particular Type of Fixed Rate Loan or to Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to
SECTION 4.01 OR 4.03 hereof (Loans of such Type being herein called "AFFECTED LOANS" and such Type being herein called the "AFFECTED TYPE"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by SECTION 4.03 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in SECTION 4.01 OR 4.03 hereof that gave rise to such Conversion no longer exist:

                  (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

                  (b) all Loans that would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in SECTION 4.01 OR 4.03 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this SECTION 4.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Revolving Credit Commitments.

         4.05 COMPENSATION. Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

                  (a) any payment, prepayment, or Conversion of a Fixed Rate Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to SECTION 8.01) on a date other than the last day of the Interest Period for such Loan; or

                  (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in
         ARTICLE V to be satisfied) to borrow (other than by reason of the failure of a Lender or Lenders to make funds available without cause), Convert, Continue, or prepay a Fixed Rate Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

         Any Lender claiming compensation under this SECTION 4.05 shall furnish the Borrower and the Agent a statement setting forth in reasonable detail the amounts to be paid to it hereunder and the determination thereof shall be conclusive absent manifest error.

         4.06 TAXES. (a) Any and all payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 4.06) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Agent, at its address referred to in SECTION 10.2, the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

         (c) The Borrower agrees to indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this SECTION 4.06) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

         (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

         (e) For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the appropriate form pursuant to SECTION 4.06(D) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under SECTION 4.06(A) OR 4.06(B) with respect to Taxes imposed by the United States; PROVIDED, HOWEVER, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes at such Lender's expense.

         (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this SECTION 4.06, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

         (g) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Agent evidence of such payment.

         (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this SECTION 4.06 shall survive the termination of the Revolving Credit Commitments and the payment in full of the Notes.

         4.07 REPLACEMENT BANKS. The Borrower may, in its sole discretion, on ten (10) Business Days' prior written notice to the Agent and a Lender, cause a Lender who has either (a) incurred increased costs or is unable to make Fixed Rate Loans, (b) failed to fund any requested Advance, or (c) made any claim for taxes under SECTION 4.06, to (and such Lender shall) assign, pursuant to SECTION 10.01, all of its rights and obligations under this Agreement to an Eligible Assignee designated by the Borrower which is willing to become a Lender for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans, any accrued but unpaid fees with respect to such Lender's Revolving Credit Commitment and any other amount payable to such Lender under this Agreement; PROVIDED, HOWEVER, that any expenses or other amounts which would be owing to such Lender pursuant to any indemnification provision hereof (including, if applicable, SECTION 4.05) shall be payable by the Borrower as if the Borrower had prepaid the Loans of such Lender rather than such Lender having assigned its interest hereunder. The Borrower or the assignee shall pay the applicable processing fee under SECTION 10.1.

                                    ARTICLE V

            CONDITIONS TO MAKING LOANS AND ISSUING LETTERS OF CREDIT

         5.01 CONDITIONS OF INITIAL ADVANCE AND ISSUANCE OF LETTERS OF CREDIT. The obligation of the Lenders to make the initial Advance and of the Issuing Bank to issue the Letters of Credit is subject to the conditions precedent that the Agent shall have received, prior to the Initial Advance or the issuance of Letters of Credit (other than Existing LCs) in form and substance satisfactory to the Agent the following:

                  (a) executed originals of each of the Loan Documents, together with all schedules and exhibits thereto in form and substance satisfactory to the Agent, NMSI, and the Lenders;

                  (b) favorable written opinions of counsel to the Borrower dated the Closing Date, addressed to the Agent and the Lenders and satisfactory to Smith Helms Mulliss & Moore, special counsel to the Agent, substantially in the form of EXHIBIT G-1 attached hereto;

                  (c) resolutions of the board of directors (or of the appropriate committee thereof) of the Borrower certified by its secretary or assistant secretary as of the Closing Date, appointing the initial Authorized Representative(s) and approving and adopting the Loan Documents, and authorizing the execution and delivery thereof; specimen signatures of officers of the Borrower executing the Loan Documents to which it is a party, certified by the Secretary or Assistant Secretary of the Borrower;

                  (d) the charter documents of the Borrower certified as of a recent date by the Secretary of State of its state of incorporation;

                  (e) the by-laws of the Borrower certified as of the Closing Date as true and correct by the secretary or assistant secretary of the Borrower;

                  (f) certificates issued as of a recent date by the Secretary of State of the state of the incorporation of the Borrower as to the corporate good standing of the Borrower therein;

                  (g) appropriate certificates of qualification to do business and of corporate good standing issued as of a recent date by the Secretary of State of each jurisdiction in which the failure to be qualified to do business could materially adversely affect the business, operations or conditions, financial or otherwise, of the Borrower;

                  (h) favorable written opinions of counsel to the Guarantors dated the Closing Date, addressed to the Agent and the Lenders and satisfactory to Smith Helms Mulliss & Moore, special counsel to the Agent, substantially in the form of

         EXHIBIT G-2 attached hereto;

                  (i) resolutions of the board of directors (or of the appropriate committee thereof) of each Guarantor certified by its secretary or assistant secretary as of the Closing Date, approving and adopting the Loan Documents to be executed by such Guarantor, and authorizing the execution and delivery thereof; specimen signatures of officers of the Guarantor executing the Loan Documents, certified by the Secretary or Assistant Secretary of such Guarantor;

                  (j) the charter documents of each Guarantor certified as of a recent date by the Secretary of State of its state of formation;

                  (k) the by-laws of each Guarantor certified as of the Closing Date as true and correct by the respective secretary or assistant secretary of such Guarantor;

                  (l) certificates issued as of a recent date by the Secretary of State of the state of the incorporation of each Guarantor as to the corporate good standing of the Guarantor therein;

                  (m) appropriate certificates of qualification to do business and of corporate good standing issued as of a recent date by the Secretary of State of each jurisdiction in which the failure to be qualified to do business could materially adversely affect the business, operations or conditions, financial or otherwise, of each Guarantor;

                  (n) closing statement;

                  (o) notice of appointment of the Authorized Representative(s);

                  (p) evidence of insurance complying with the requirements of
         SECTION 7.02 of this Agreement;

                  (q) all fees payable by the Borrower on the Closing Date to the Agent and the Lenders; and

                  (r) such other documents, instruments, certificates and opinions as the Agent or any Lender may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby.

         The obligation of the Lenders to make the initial Advance and of the Issuing Bank to issue the Letters of Credit is further subject to the condition precedent that in the good faith judgment of the Agent there shall not have occurred a material adverse change since December 31, 1996 in the business, assets, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, or in the facts and information regarding such entities as represented to date.

         5.02 CONDITIONS OF LOANS. The obligations of the Lenders to make any Advance, and the Issuing Banks to issue Letters of Credit, hereunder subsequent to the Closing Date are subject to the satisfaction of the following conditions:

                  (a) the Agent or, in the case of Swing Line Loans, NationsBank, shall have received a notice of such borrowing or request if required by SECTION 2.04 or 2.17 hereof;

                  (b) the representations and warranties of the Borrower set forth in ARTICLE VI hereof and in each of the other Loan Documents shall be true and correct on and as of the date of such Advance or Swing Line Loan or issuance of such Letters of Credit, as the case may be, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in SECTION 6.03 shall be deemed to be those financial statements most recently delivered to the Agent and the Lenders pursuant to SECTION 7.17 hereof;

                  (c) in the case of the issuance of a Letter of Credit, the Borrower shall have, upon request of the Issuing Bank, executed and delivered to the Issuing Bank an application and agreement for Letter of Credit in form and content acceptable to the Issuing Bank with such other instruments and documents as it shall request;

                  (d) at the time of such Advance, Swing Line Loan or issuance of each Letter of Credit, no Default or Event of Default specified in
         ARTICLE VIII hereof, shall have occurred and be continuing;

                  (e) immediately after giving effect to a Loan or Letter of Credit (i) the aggregate principal balance of all outstanding Loans and Participations for each Lender shall not exceed such Lender's Applicable Commitment Percentage of the Total Revolving Credit Commitment, and (ii) the aggregate principal balance of the sum of Revolving Credit Outstandings, Swing Line Outstandings and Letter of Credit Outstandings shall not exceed the Total Revolving Credit Commitment; and

                  (f) immediately after giving effect to a Swing Line Loan the aggregate Swing Line Outstandings shall not exceed $15,000,000.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Lenders with respect to itself and to its Subsidiaries, to the extent indicated, that:

         6.01 SUBSIDIARIES. SCHEDULE 6.01 attached hereto states the name of each of the Borrower's Subsidiaries, its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Borrower and/or its Subsidiaries. Those Subsidiaries listed in Section 1 of said SCHEDULE 6.01 constitute Subsidiaries. The Borrower and each Subsidiary has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and non-assessable.

         6.02 CORPORATE ORGANIZATION AND AUTHORITY. The Borrower, and each Subsidiary,

                  (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

                  (b) has all requisite power and authority and all necessary licensees and permits to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted; and

                  (c) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary.

          6.03 FINANCIAL STATEMENTS. (a) The consolidated balance sheets of the Borrower and its consolidated Subsidiaries as of the Sunday closest to December 31 in each of the years 1995 to 1996, both inclusive, and the statements of income and retained earnings and changes in cash flows for the fiscal years ended on said dates accompanied by a report thereon containing an opinion unqualified as to scope limitations imposed by the Borrower and otherwise without qualification except as therein noted, by Arthur Andersen, LLP, have been prepared in accordance with GAAP consistently applied except as therein noted, are correct and complete and present fairly the financial position of the Borrower and its consolidated Subsidiaries as of such dates and the results of their operations and changes in their cash flows for such periods. The unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as of September 30, 1997, and the unaudited statements of income and retained earnings and changes in financial position for the nine-month period ended on said date prepared by the Borrower have been prepared in accordance with generally accepted accounting principles consistently applied, are correct and complete and present fairly the financial position of the Borrower and its consolidated Subsidiaries as of said date and the results of their operations and changes in their cash flows for such period.

         (b) Since September 30, 1997, there has been no change in the condition, financial or otherwise, of the Borrower and its consolidated Subsidiaries as shown on the consolidated balance sheet as of such date except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

          6.04 INDEBTEDNESS. SCHEDULE 6.04 attached hereto correctly describes all Current Debt, Funded Debt and Capitalized Leases of the Borrower and its Subsidiaries outstanding on the Closing Date.

          6.05 FULL DISCLOSURE. The financial statements referred to in SECTION
6.03 hereof do not, nor does this Agreement or any other written statement furnished by the Borrower to you in connection with the issuance of the Notes, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact peculiar to the Borrower or its Subsidiaries which the Borrower has not disclosed to you in writing which materially affects adversely nor, so far as the Borrower can now foresee, will materially affect adversely the Properties, business, prospects, profits or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole.

          6.06 PENDING LITIGATION. Except as set forth in SCHEDULE 6.06, there are no proceedings pending or, to the knowledge of the Borrower threatened, against or affecting the Borrower or any Subsidiary in any court or before any governmental authority or arbitration board or tribunal which reasonably may result in a judgment in excess of $1,000,000 which judgment is either (i) not covered by insurance or insurance is contested, or (ii) not covered by reserves set aside by the Borrower in an amount equal to such judgment.

          6.07 TITLE TO PROPERTIES. The Borrower and each Subsidiary has good and marketable title in fee simple (or its equivalent under applicable law) to all material parcels of real property and has good title to all the other material items of Property it purports to own, including that reflected in the most recent balance sheet referred to in SECTION 6.03 hereof except as sold or otherwise disposed of in the ordinary course of business and except for Liens permitted by this Agreement.

          6.08 PATENTS AND TRADEMARKS. The Borrower and each Subsidiary owns or possesses all the patents, trademarks, trade names, service marks, copyright, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others.

          6.09 ISSUANCE IS LEGAL AND AUTHORIZED. The issuance of the Notes and compliance by the Borrower and the Guarantors with all of the provisions of this Agreement, the Notes, the Guaranty Agreements and the Letter of Credit Account Agreement to which it is signatory--

                  (a) are within the corporate powers of the Borrower or Guarantor a party thereto;

                  (b) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Articles of Incorporation or By-laws of the Borrower or any Guarantor or any indenture or other agreement or instrument to which the Borrower or any Guarantor is a party or by which it may be bound or result in the imposition of any Liens or encumbrances on any Property of the Borrower or any Guarantor; and

                  (c) have been duly authorized by proper corporate action on the part of the Borrower and each Guarantor (no action by the stockholders of the Borrower or any Guarantor being required by law, by the Articles of Incorporation or By-laws of the Borrower or any Guarantor or otherwise), executed and delivered by the Borrower and each Guarantor signatory thereto, and this Agreement, the Letter of Credit Account Agreement, the Notes and the Guaranty Agreements constitute the legal, valid and binding obligations, contracts and agreements of the Borrower and each Guarantor signatory thereto enforceable in accordance with their respective terms.

          6.10 NO DEFAULTS. No Default or Event of Default has occurred and is continuing. Neither the Borrower nor any Subsidiary is in default in the payment of principal or interest on any Funded Debt or Current Debt and is not in default under any instrument or instruments or agreements under and subject to which any Funded Debt or Current Debt has been issued and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

          6.11 GOVERNMENTAL CONSENT. No approval, consent or withholding of objection on the part of any regulatory body, state, Federal, or local, is necessary in connection with the execution and delivery by the Borrower or any Guarantor of the Agreement, the Letter of Credit Account Agreement, the Notes or any Guaranty Agreement, or compliance by the Borrower and the Guarantors with any of the provisions of this Agreement, the Letter of Credit Account Agreement, the Notes or the Guaranty Agreements.

          6.12 TAXES. All tax returns required to be filed by the Borrower or any Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Borrower or any Subsidiary or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns have been paid. For all taxable years ending on or before January 1, 1996, the Federal income tax liability of the Borrower and its Subsidiaries has been satisfied and either the period of limitations on assessment of additional Federal Income tax has expired or the Borrower and its Subsidiaries have entered into an agreement with the Internal Revenue Service closing conclusively the total tax liability for the taxable year. The Borrower does not know of any proposed additional tax assessment against it for which adequate provision has not been made on its accounts, and no material controversy in respect of additional Federal or state income taxes due since said date is pending or to the knowledge of the Borrower threatened. The provisions for taxes on the books of the Borrower and each Subsidiary are adequate for all open years, and for its current fiscal period.

          6.13 USE OF PROCEEDS. The net proceeds of the Loans will be used as set forth in SECTION 2.15. None of the transactions contemplated in this Agreement (including, without limitation thereof, the use of proceeds from the Loans), will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. Neither the Borrower nor any Subsidiary owns or intends to carry or purchase any "margin stock" within the meaning of said Regulation U. None of the proceeds from the Loans will be used to purchase, or refinance any borrowing, the proceeds of which were used to purchase any "security" within the meaning of the Securities Exchange Act of 1934, as amended.

          6.14 ERISA. The consummation of the transactions provided for in this Agreement and compliance by the Borrower and the Guarantors with the provisions hereof, the Notes issued hereunder and the Guaranty Agreements will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Internal Revenue Code. Each Plan complies in all material respects with all applicable statutes and governmental rules and regulations, and (a) no Reportable Event has occurred and is continuing with respect to any Plan, (b) neither the Borrower nor any ERISA Affiliate has withdrawn from any Plan or Multiemployer Plan or instituted steps to do so, and (c) no steps have been instituted to terminate any Plan. No condition exists or event or transaction has occurred in connection with any Plan which could result in the incurrence by the Borrower or any ERISA Affiliate of any material liability, fine or penalty. No Plan maintained by the Borrower or any ERISA Affiliate, nor any trusts created thereunder, have incurred any "accumulated funding deficiency" as defined in Section 302 of ERISA nor does the present value of all benefits vested under all Plans exceed, as of the last annual valuation date, the value of the assets of the Plans allocable to such vested benefits by an amount greater than $1,000,000 in the aggregate. Neither the Borrower nor any ERISA Affiliate is a member of or contributes to any multiple employer plan as defined in ERISA. Neither the Borrower nor any ERISA Affiliate is a participant in or is obligated to make any payment to a Multiemployer Plan. Neither the Borrower or any ERISA Affiliate has any contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA).

          6.15 COMPLIANCE WITH LAW. Neither the Borrower nor any Subsidiary (a) is in violation of any law, ordinance, franchise, governmental rule or regulation to which it is subject; or (b) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain would materially adversely affect the business, prospects, profits, properties or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, or impair the ability of the Borrower or any Guarantor to perform its obligations contained in this Agreement, the Letter of Credit Account Agreement, the Notes or any Guaranty Agreement. Neither the Borrower nor any Subsidiary is in default with respect to any order of any court or governmental authority or arbitration board of tribunal.

         6.16 INVESTMENT COMPANY. Neither the Borrower nor any Subsidiary is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss. 80a-1, et seq.). The application of the proceeds of the Loans and repayment thereof by the Borrower and the performance by the Borrower and the Guarantors of the transactions contemplated by the Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof.

          6.17 HAZARDOUS MATERIALS. The Borrower and each Subsidiary is in compliance with all applicable Environmental Laws in all material respects. Neither the Borrower nor any Subsidiary has been notified of any action, suit, proceeding or investigation which, and neither the Borrower nor any Subsidiary is aware of any facts which, (i) calls into question, or could reasonably be expected to call into question, compliance by the Borrower or any Subsidiary with any Environmental Laws, (ii) which seeks, or could reasonably be expected to form the basis of a meritorious proceeding, to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Material, or (iii) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of the Borrower or any Subsidiary to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law.

                                   ARTICLE VII

                               BORROWER COVENANTS

         From and after the Closing Date and continuing until the Obligations have been paid and satisfied in full and this Agreement has been terminated in accordance with the terms hereof unless the Required Lenders shall otherwise consent in writing:

         7.01 CORPORATE EXISTENCE, ETC. The Borrower will preserve and keep in full force and effect, and will cause each Subsidiary to preserve and keep in full force and effect, its corporate existence and all licenses and permits necessary to the proper conduct of its business, PROVIDED that the foregoing shall not prevent any transaction permitted by SECTION 7.15.

         7.02 INSURANCE. The Borrower will maintain, and will cause each domestic Subsidiary to maintain, insurance coverage by financially sound and reputable insurers accorded a rating by A.M. Best Company, Inc. of A-XII or better at the time of the issuance of any such policy and in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties; PROVIDED, HOWEVER, that (i) if, during the term of any such insurance policy, the rating accorded the insurer shall be less than A-XII, the Borrower will, on the date of renewal of any such policy (or, if such change in rating shall occur within 90 days prior to such renewal date, within 90 days of the date of such change in rating), obtain such insurance policy from an insurer accorded such rating and (ii) notwithstanding the requirements of this SECTION 7.02, the Borrower or any such Subsidiary may (a) maintain self-insurance programs with respect to employee benefits such as medical and disability coverage and casualty risks on its Property; PROVIDED that any such programs are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties and the Borrower or the Subsidiary concerned shall maintain adequate and actuarially determined reserves for losses in an amount and manner approved by nationally recognized and reputable independent insurance consultants retained by the Borrower and (b) maintain any insurance policy or program as in effect on the Closing Date with Titania Insurance Co. of America, PROVIDED that such policies or programs are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties. The Borrower will cause each Subsidiary which is not organized under the laws of the Unites States or any state thereof to maintain in accordance with sound business practice, insurance coverage with financially sound reputable insurers in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties. The Borrower will not permit Titania Insurance Co. of America to enter into insurance or reinsurance relationships with any Person other than the Borrower or any Subsidiary, PROVIDED, that, notwithstanding the foregoing, the Borrower may permit Titania to maintain such relationships at such levels and in such amounts as are in effect on the Closing Date.

         7.03 TAXES, CLAIMS FOR LABOR AND MATERIALS, COMPLIANCE WITH LAWS. The Borrower will promptly pay and discharge, and will cause each Subsidiary promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Borrower or such Subsidiary, respectively, or upon or in respect of all or any part of the Property or business of the Borrower or such Subsidiary, respectively, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien upon any Property of the Borrower or such Subsidiary; PROVIDED the Borrower or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any Property of the Borrower or such Subsidiary or any material interference with the use thereof by the Borrower or such Subsidiary, and (ii) the Borrower or such Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto. The Borrower will promptly comply and will cause each Subsidiary to comply with all laws, ordinances or governmental rules and regulations to which it is subject including, without limitation, the Occupational Safety and Health Act of 1970, the Employee Retirement Income Security Act of 1974 and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, the violation of which would materially and adversely affect the properties, business, prospects, profits or condition of the Borrower and its Subsidiaries or would result in any Lien not permitted under SECTION 7.13.

         7.04 MAINTENANCE, ETC. The Borrower will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

         7.05 NATURE OF BUSINESS. Neither the Borrower nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Borrower and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Borrower and its Subsidiaries on the date of this Agreement.

         7.06 CONSOLIDATED NET WORTH. The Borrower will at all times keep and maintain Consolidated Net Worth at an amount not less than (i) 90% of Borrower and Subsidiaries Consolidated Net Worth at September 30, 1997 and (ii) as at the last day of each succeeding fiscal quarter of the Borrower and until (but excluding) the last day of the next following fiscal quarter of the Borrower, the sum of (A) the amount of Consolidated Net Worth required to be maintained pursuant to this SECTION 7.06 as at the end of the immediately preceding fiscal quarter, plus, (B) 50% of Consolidated Net Income (with no reduction for net losses for any period) for the fiscal quarter of the Borrower ending on such day, plus (C)

75% of the net proceeds to the Borrower from the sale of shares of the Borrower's capital stock. The calculation of this covenant shall be based upon the consolidated financial statements of the Borrower and its Subsidiaries, including WCC.

         7.07  LIMITATIONS ON TOTAL DEBT.

                  (a) The Borrower will at all times keep and maintain Consolidated Funded Debt (excluding Funded Debt of WCC from Consolidated Funded Debt) in an amount not to exceed 40% of Total Capitalization.

                  (b) The Borrower and its Subsidiaries (other than WCC) will not, at any time, issue, incur, assume, be or become liable in respect of any Indebtedness other than (i) Indebtedness arising under this Agreement, (ii) the purchase of products, merchandise and services in the ordinary course of business, (iii) Indebtedness outstanding on the Closing Date, (iv) Indebtedness of a Guarantor to the Borrower or to another Guarantor, (v) Indebtedness representing amounts received by the Borrower or any Subsidiary in exchange for the transfer of interests in trade receivables under the Asset Securitization Facility in excess of the amounts repaid to the purchasers in respect of such purchase price from collections on such trade receivables, which shall at no time exceed $75,000,000 in aggregate amount outstanding, and (vi) additional Indebtedness not covered under clauses (i) through (v) in an aggregate amount for the Borrower and all Subsidiaries (other than WCC) taken as a whole not greater than $15,000,000.

                  (c) Any corporation which becomes a Subsidiary after the date hereof shall for all purposes of this SECTION 7.07 be deemed to have created, assumed or incurred at the time it becomes a Subsidiary all Indebtedness of such corporation existing immediately after it becomes a Subsidiary.

         7.08 FIXED CHARGES COVERAGE RATIO. The Borrower will at all times keep and maintain the ratio of Net Income Available for Fixed Charges, determined as of the last day of each fiscal quarter for the immediately preceding Four-Quarter Period, to Fixed Charges for such Four- Quarter Period, at not less than 1.50:1.00.

         7.09 NEGATIVE PLEDGE CLAUSES. The Borrower will not, nor will it permit any Subsidiary to, enter into or cause, suffer or permit to exist any agreement with any Person other than the Agent and the Lenders pursuant to this Agreement or any other Loan Documents which prohibits or limits the ability of any of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, PROVIDED that the Borrower and any Subsidiary may enter into such an agreement in connection with (a) property acquired with the proceeds of purchase money Indebtedness permitted hereunder, (b) the Asset Securitization Facility, and (c) Indebtedness incurred under WCC's Amended and Restated Credit Agreement dated December 18, 1997.

         7.10 LIMITATION ON LIENS. The Borrower will not, and will not permit any Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their Property, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention, devices, except;

                  (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, PROVIDED that payment thereof is not at the time required by SECTION 7.03;

                  (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Borrower or a Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

                  (c) Liens incidental to the conduct of business or the ownership of properties and assets (including warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, PROVIDED in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

                  (d) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Borrower and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Borrower and its Subsidiaries;

                  (e) Liens existing as of the Closing Date and reflected in
         SCHEDULE 7.10 hereto, securing Funded Debt of the Borrower or any Subsidiary outstanding on such date;

                  (f) [reserved];

                  (g) Liens securing Indebtedness of a Guarantor to the Borrower or to another Guarantor;

                  (h) the interests in trade receivables of the purchasers thereof created pursuant to the Asset Securitization Facility, to the extent the same may constitute Liens; and

                  (i) Liens incurred after the Closing Date given to secure the payment of the purchase price incurred in connection with the acquisition of fixed assets useful and in tended to be used in carrying on the business of the Borrower or a Subsidiary, including Liens existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by the Borrower or a Subsidiary of any business entity then owning such fixed assets, whether or not such existing Liens were given to secure the payment of the purchase price of the fixed assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition, PROVIDED that
         (i) the Lien shall attach solely to the fixed assets acquired or purchased, (ii) at the time of acquisition of such fixed assets, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such fixed assets whether or not assumed by the Borrower or a Subsidiary shall not exceed an amount equal to 80% (or 100% in the case of Capitalized Leases) of the lesser of the total purchase price or fair market value at the time of acquisition of such fixed assets (as determined in good faith by the Board of Directors of the Borrower), and (iii) all such Indebtedness shall have been incurred within the applicable limitations provided in SECTION 7.07.

         7.11  RESTRICTED PAYMENTS:  JOINT VENTURE INVESTMENTS.

                  (a) The Borrower will not except as hereinafter provided:

                           (i) Declare or pay any dividends, either in cash or
                  Property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of capital stock of the Borrower);

                           (ii) Directly or indirectly, or through any
                  Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (other than (x) in exchange for or out of the net cash proceeds to the Borrower from the substantially concurrent issue or sale of other shares of capital stock of the Borrower or warrants, rights or options to purchase or acquire any shares of its capital stock, (y) purchases or acquisitions of shares of Voting Stock of the Borrower which were issued pursuant to an employee stock plan, PROVIDED that the aggregate amount expended therefor does not exceed $250,000 in any one fiscal year of the Borrower, and (z) purchases or acquisitions of shares of Voting Stock of the Borrower after October 1, 1996 in the open market for an aggregate purchase of not to exceed $5,000,000, PROVIDED further, that such amounts expended shall not exceed that amount necessary in order to maintain beneficial ownership or control, directly or indirectly, of 50.1% (by number of votes) of the Voting Stock of the Borrower by the Wackenhut Family Group);

                           (iii) Make any other payment or distribution, either
                  directly or indirectly or through any Subsidiary, in respect of its capital stock;

                           (iv) Make any payment or distribution, either
                  directly or indirectly or through any Subsidiary, of principal of any Subordinated Funded Debt prior to the date such payment shall be due; or

                           (v) Make any Restricted Investments other than any
                  Joint Venture Investments;

         (such declarations or payments of dividends, purchases, redemptions or retirements of capital stock and warrants, rights or options, Restricted Investments and all such other distributions being herein collectively called "Restricted Payments"), if after giving effect thereto the aggregate amount of Restricted Payments made during the period from and after December 30, 1997 to and including the date of the making of the Restricted Payment in question, would exceed the sum of (i) $5,000,000 plus (ii) 50% of Consolidated Net Income for such period, computed on a cumulative basis for said entire period (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit).

                  The Borrower will not declare any dividend which constitutes a Restricted Payment payable more than 90 days after the date of declaration thereof.

                  For the purposes of this SECTION 7.11(A) the amount of any Restricted Payment declared, paid or distributed in Property shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of the Borrower) of such property at the time of the making of the Restricted Payment in question.

                  (b) The Borrower will not make any Joint Venture Investment if after giving effect thereto the aggregate value of all Joint Venture Investments of the Borrower would exceed 10% of Consolidated Net Worth of the Borrower as of the date of the making of such Joint Venture Investment.

         7.12  LIMITATION ON SALE AND LEASEBACKS.

         The Borrower will not, and will not permit any Subsidiary to, enter into any arrangement whereby the Borrower or any Subsidiary shall sell or transfer any property currently owned by the Borrower or any Subsidiary to any Person other than the Borrower or a Subsidiary and thereupon the Borrower or any Subsidiary shall lease or intend to lease, as lessee, the same property, PROVIDED, that the Borrower may sell and leaseback pursuant to TROL Leases.

                  7.13  MERGERS, CONSOLIDATIONS AND SALES OF ASSETS.

                  (a) The Borrower will not, and will not permit any Subsidiary to, (i) consolidate with or be a party to a merger with any other corporation or (ii) sell, lease or otherwise dispose of all or any substantial part (as defined in paragraph (d) of this SECTION 7.13) of the assets of the Borrower and its Subsidiaries, PROVIDED, HOWEVER, that:

                           (1) any Subsidiary may merge or consolidate with or
                  into the Borrower or any Wholly-owned Subsidiary so long as in any merger or consolidation involving the Borrower, the Borrower shall be the surviving or continuing corporation;

                           (2) The Borrower may consolidate or merge with any
                  other corporation if (i) either (x) the Borrower shall be the surviving or continuing corporation or (y) the surviving corporation is organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and such continuing or surviving corporation expressly assumes in writing, in form and substance satisfactory to the Required Lenders, all obligations of the Borrower under this Agreement, (ii) at the time of such consolidation or merger and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, (iii) after giving effect to such consolidation or merger the Borrower or such surviving corporation, as the case may be, would be permitted to incur at least $1.00 of additional Consolidated Indebtedness under the provisions of
                  SECTION 7.07(A);

                           (3) any Subsidiary may sell, lease or otherwise
                  dispose of all or any substantial part of its assets to the Borrower or any Wholly-owned Subsidiary;

                           (4) the Borrower and its Subsidiaries may sell trade
                  receivables or fractional undivided interests therein pursuant to and in accordance with the terms of the Asset Securitization Facility; and

                           (5) WCC may enter into TROL Leases.

                  (b) The Borrower will not permit any Subsidiary to issue or sell any shares of stock of any class (including as "stock" for the purposes of this SECTION 7.13, any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of such Subsidiary to any Person other than the Borrower or a Wholly-owned Subsidiary, except for the purpose of qualifying directors, or except in satisfaction of the validly pre-existing preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Borrower and/or a Subsidiary whereby the Borrower and/or such Subsidiary maintain their same proportionate interest in such Subsidiary.

                  (c) The Borrower will not sell, transfer or otherwise dispose of any shares of stock of any Subsidiary (except (i) the minimal amount necessary to qualify directors and (ii) shares of stock of WCC provided that, after giving effect to any such sale of WCC stock, the Borrower shall own not less than 69% of the stock of every class issued by WCC) or any Indebtedness of any Subsidiary, and will not permit any Subsidiary to sell, transfer or otherwise dispose of (except to the Borrower or a Wholly-owned Subsidiary) any shares of stock or any Indebtedness of any other Subsidiary, unless:

                           (1) simultaneously with such sale, transfer, or
                  disposition, all shares of stock and all Indebtedness of such Subsidiary at the time owned by the Borrower and by every other Subsidiary shall be sold, transferred or disposed of as an entirety;

                           (2) the Board of Directors of the Borrower shall have
                  determined, as evidenced by a resolution thereof, that the purposed sale, transfer or disposition of said shares of stock and Indebtedness is in the best interests of the Borrower;

                           (3) said shares of stock and Indebtedness are sold,
                  transferred or otherwise disposed of to a Person, for a cash consideration and on terms reasonably deemed by the Board of Directors to be adequate and satisfactory;

                           (4) the Subsidiary being disposed of shall not have
                  any continuing investment in the Borrower or any other Subsidiary not being simultaneously disposed of; and

                           (5) such sale or other disposition does not involve a
                  substantial part (as hereinafter defined) of the assets of the Borrower and its Subsidiaries.

                  (d) As used in this SECTION 7.13, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Borrower and its Subsidiaries only if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Borrower and its Subsidiaries (other than in the ordinary course of business) during the period from and after the Closing Date to and including the date of the sale, lease or disposition in question, computed on a cumulative basis for said entire period, exceeds 10% of Consolidated Net Assets, determined as of the end of the immediately preceding fiscal quarter.

         7.14 GUARANTIES. The Borrower will not, and will not permit any Subsidiary to, become or be liable in respect of any Guaranty except the Guaranty Agreements.

         7.15 TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

         7.16  ERISA COMPLIANCE.

                  (a) The Borrower will not, and will not permit any Subsidiary to, permit any Plans at any time maintained by the Borrower or any Subsidiary to have any Unfunded Vested Pension Liabilities. As used herein "Unfunded Vested Pension Liability" shall mean an excess of the actuarial present value of accumulated vested Plan benefits as at the end of the immediately preceding Plan year of such Plans (or as of any more recent valuation date) over the net assets allocated to such Plans which are available for benefits, all as determined and disclosed in the most recent actuarial valuation report for such Plans.

                  (b) All assumptions and methods used to determine the actuarial valuation of vested employee benefits under all Plans at any time maintained by the Borrower or any Subsidiary and the present value of assets of such Plans shall be reasonable in the good faith judgment of the Borrower and shall comply with all requirements of law.

                  (c) The Borrower will not, and will not permit any Subsidiary to, cause any Plan which it maintains or in which it participates at any time to:

                           (1) engage in any "prohibited transaction" (as such
                  term is defined in ERISA);

                           (2) incur any "accumulated funding deficiency" (as
                  such term is defined in ERISA), whether or not waived; or

                           (3) terminate any such Plan in a manner which could
                  result in the imposition of a lien on any Property of the Borrower or any of its Subsidiaries pursuant to ERISA.

                  (d) The Borrower will not, and will not permit any Subsidiary to, withdraw from any Multiemployer Plan if such withdrawal shall subject the Borrower or any Subsidiary to withdrawal liability (as described under Part 1 of Subtitle E of Title IV of ERISA).

         7.17 REPORTS AND RIGHTS OF INSPECTION. The Borrower will keep, and will cause each

Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Borrower or such Subsidiary, in accordance with GAAP consistently applied (except for changes disclosed in the financial statements furnished to the Lenders and the Agent pursuant to this SECTION 7.17 and concurred in by the independent public accountants referred to in SECTION 7.17(B) hereof), and will furnish to the Agent and each Lender (in duplicate if so specified below or otherwise requested):

                  (a) QUARTERLY STATEMENTS. As soon as available and in any event within 45 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

                           (1) (i) consolidated balance sheets of the Borrower
                  and its Subsidiaries and (ii) consolidating balance sheet of WCC as of the close of such quarterly fiscal period, setting forth in comparative form as to the consolidated balance sheets the consolidated figures for the fiscal year then most recently ended,

                           (2) (i) consolidated statements of income of the
                  Borrower and its Subsidiaries and (ii) consolidating statement of income of WCC for such quarterly fiscal period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form as to the consolidated statements of income the consolidated figures for the corresponding periods of the preceding fiscal year, and

                           (3) (i) consolidated statements of cash flows of the
                  Borrower and its Subsidiaries and (ii) consolidating statement of cash flows of WCC for the portion of the fiscal year ending with such quarterly fiscal period, setting forth in comparative form as to the consolidated statements of cash flows the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct by an authorized financial officer of the Borrower;

                  (b) ANNUAL STATEMENTS. As soon as available and in any event within 90 days after the close of each fiscal year of the Borrower, copies of:

                           (1) (i) consolidated and consolidating balance sheets
                  of the Borrower and its Subsidiaries and (ii) consolidated and consolidating balance sheets of WCC and its Subsidiaries as of the close of such fiscal year, and

                           (2) (i) consolidated and consolidating statements of
                  income and retained earnings and cash flows of the Borrower and its Subsidiaries and (ii) consolidated and consolidating statements of income and retained earnings and cash flows of WCC and its Subsidiaries for such fiscal year, in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and, in the case of such consolidated statements, accompanied by a report thereon of a firm of independent public accountants of recognized national standing selected by the Borrower to the effect that the consolidated financial statements have been prepared in conformity with GAAP and present fairly, in all material respects, the financial condition of the Borrower and its Subsidiaries and WCC and its Subsidiaries, as the case may be, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards;

                  (c) AUDIT REPORTS. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Borrower or any Subsidiary and any management letter received from such accountants;

                  (d) SEC AND OTHER REPORTS. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Borrower or WCC to stockholders generally and of each regular or periodic report, and any registration statement or prospectus filed by the Borrower or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any proceedings (other than immaterial regulatory proceedings relating to obtaining or maintaining licenses, permits or approvals by the Borrower or any Subsidiary) to which the Borrower or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Borrower or any of its Subsidiaries;

                  (e) ERISA REPORTS. promptly upon the occurrence thereof, written notice of (i) a Reportable Event with respect to any Plan; (ii) the institution of any steps by the Borrower, any ERISA Affiliate, the PBGC or any other person to terminate any Plan; (iii) the institution of any steps by the Borrower or any ERISA Affiliate to withdraw from any Plan; (iv) a prohibited transaction; within the meaning of Section 406 of ERISA in connection with any Plan; (v) any material increase in the contingent liability of the Borrower or any restricted Subsidiary with respect to any post-retirement welfare liability; or (vi) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing;

                  (f) OFFICERS' CERTIFICATES. Within the periods provided in paragraphs (a) and (b) above, a certificate of an authorized financial officer of the Borrower stating that such officer has reviewed the provisions of this Agreement and setting forth: (i) the information and computations (in sufficient detail) required in order to establish whether the Borrower was in compliance with the requirements of SECTION
         7.06 through SECTION 7.14, inclusive, and SECTION 7.20 at the end of the period covered by the financial statements then being furnished, and (ii) whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Borrower is taking and proposes to take with respect thereto, which certificate shall be in the form attached hereto as EXHIBIT I. The calculations contained in such certificate shall be based upon the consolidated financial results of the Borrower and its Subsidiaries, EXCLUDING the financial results of WCC except as set forth in SECTIONS 7.06 and 7.07(A).

                  (g) ACCOUNTANT'S CERTIFICATES. Within the period provided in paragraph (b) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and stating further whether, in making their audit, such accountants have become aware of any Default or Event of Default under any of the terms or provisions of this Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof;

                  (h) REQUESTED INFORMATION. With reasonable promptness, such other data and information including, without limitation, quarterly consolidating financial statements of the Borrower and its Subsidiaries of the type described in foregoing paragraph (a), as any of the Lender or Agent may reasonably request;

                  (i) QUARTERLY SCHEDULES. Within the period provided in paragraph (a) above, a schedule of (i) outstanding Letters of Credit issued for the account of the Borrower and Titania, jointly, and (ii) investments held by Titania;

Without limiting the foregoing, the Borrower will permit the Agent and the Lenders (or such persons as the Agent and the Lenders may designate), to visit and inspect, under the Borrower's guidance, any of the properties of the Borrower or any Subsidiary, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Borrower authorizes said accountants to discuss with the Agent and the Lenders the finances and affairs of the Borrower and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested. The Borrower shall not be required to pay or reimburse the Agent or the Lenders for expenses which the Agent or the Lenders may incur in connection with any such visitation or inspection, PROVIDED, that if such visitation or inspection is made during any period when a Default or an Event of Default shall have occurred and be continuing, the Borrower agrees to reimburse the Agent and Lenders for all such expenses promptly upon demand.

         7.18 ACQUISITIONS. The Borrower will not, and will not permit any Subsidiary, to enter into any agreement, contract or arrangement, providing for the acquisition of any Person or the assets of any Person where the amount to be paid exceeds $5,000,000 unless the Borrower shall have furnished to each Lender a certificate of an authorized financial officer of the Borrower (i) certifying that after giving effect to such acquisition there will be no Default or Event of Default hereunder, and (ii) containing calculations based upon the historical consolidated financial information of the Borrower and its Subsidiaries excluding WCC, demonstrating that after giving effect to the proposed acquisition the Borrower will not be in violation of any covenant contained in SECTIONS 7.06 through 7.08 hereof.

         7.19 ADDITIONAL GUARANTIES. Not later than each date (a "Delivery Date") upon which the officer's certificate described in SECTION 7.17(F) is required to be delivered by the Borrower, cause to be delivered to the Agent for the benefit of the Lenders each of the following documents in respect of each domestic wholly-owned Subsidiary of the Borrower created or acquired after the Closing Date, as to whom such documents have not been delivered on a prior Delivery Date (a "New Guarantor"):

                  (i) a Guaranty Agreement duly executed by such New Guarantor substantially in the form attached hereto as EXHIBIT H;

                  (ii) an opinion of counsel to the New Guarantor (which opinion may be rendered by in-house counsel to the Borrower unless the Agent requests as to any particular New Guarantor that outside counsel be engaged to furnish the opinion) dated as of the date of delivery of the Guaranty Agreement provided in the foregoing clause (i) and addressed to the Agent and the Lenders, in form and substance reasonably acceptable to the Agent, which opinion shall include the opinions with respect to the New Guarantor and its Guaranty Agreement as are provided on the Closing Date with respect to Guarantors and Guaranty Agreements on such date pursuant to SECTION 5.01(H) hereof, and may include assumptions and qualifications of similar effect to those contained in the opinions of counsel to the Guarantors delivered pursuant to SECTION 5.01(H) hereof); and

                  (iii) current copies of the charter documents, including partnership agreements and certificate of limited partnership, if applicable, and bylaws of such New Guarantor, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such charter documents, bylaws or by applicable laws, of the shareholders or partners) of such New Guarantor authorizing the actions and the execution and delivery of documents described in clause
         (i) of this SECTION 7.19 and evidence satisfactory to the Agent (confirmation of the receipt of which will be provided by the Agent to the Lenders) that such New Guarantor is solvent as of such date and after giving effect to the Guaranty.

         7.20 ADVANCES TO WCC. The Borrower will not, and will not permit any Subsidiary, to make or maintain loans or advances to WCC, enter into Guaranties for the




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

benefit of WCC, make capital contributions to WCC or purchase securities from WCC, if, after giving effect to any such transaction, the aggregate amount of such outstanding loans and advances, Guarantied obligations, capital contributions and securities purchases shall exceed $1,500,000 in the aggregate.

         7.21 OFFICER'S KNOWLEDGE OF DEFAULT. The Borrower will, and will cause each Subsidiary to, upon any officer of the Borrower obtaining knowledge of any Default or Event of Default hereunder or under any other obligation of the Borrower or any Subsidiary to any Lender, or any event, development or occurrence which could reasonably be expected to have a material adverse effect, cause such officer or an Authorized Representative to promptly notify the Agent of the nature thereof, the period of existence thereof, and what action the Borrower or such Subsidiary proposes to take with respect thereto.

         7.22 SUITS OR OTHER PROCEEDINGS. The Borrower will, and will cause each Subsidiary to, upon any officer of the Borrower obtaining knowledge of any litigation or other proceedings being instituted against the Borrower or any Subsidiary or any attachment, levy, execution or other process being instituted against any assets of the Borrower or any Subsidiary making a claim or claims which is likely to result in damages in an aggregate amount greater than $1,000,000 not otherwise covered by insurance, promptly deliver to the Agent written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process.

         7.23 NOTICE OF DISCHARGE OF ENVIRONMENTAL COMPLAINT OR CONDITION. The Borrower will, and will cause each Subsidiary to, promptly provide to the Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims, or citations received by the Borrower or any Subsidiary relating to any (a) violation or alleged violation by the Borrower or any Subsidiary of any applicable Environmental Law; (b) release or threatened release by the Borrower or any Subsidiary, or at any facility or property owned or leased or operated by the Borrower or any Subsidiary, of any Hazardous Material, except where occurring legally; or (c) liability or alleged liability of the Borrower or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials.




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



                                  ARTICLE VIII

                     EVENTS OF DEFAULT AND REMEDIES THEREFOR

         8.01 EVENTS OF DEFAULT. Any one or more of the following shall constitute an "Event of Default" as such term is used herein:

                  (a) Default shall occur in the payment of interest on any Note when the same shall have become due and such default shall continue for more than five days; or

                  (b) Default shall occur in the making of any payment of the principal of any Note at the expressed or any accelerated maturity date; or

                  (c) Default shall be made in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of or interest on any Funded Debt or Current Debt (other than the Funded Debt evidenced by the Notes) aggregating $100,000 or more of the Borrower or any Subsidiary and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

                  (d) Default or the happening of any event shall occur under any indenture, agreement or other instrument under which any Funded Debt or Current Debt aggregating $100,000 or more of the Borrower or any Subsidiary may be issued and such default or event shall continue for a period of time sufficient to permit the acceleration of the matur ity of any Funded Debt or Current Debt aggregating $100,000 or more of the Borrower or any Subsidiary outstanding thereunder; or

                  (e) Default shall occur in the observance or performance of any covenant or agreement contained in SECTION 7.06 through SECTION 7.16, or in SECTION 7.18 through SECTION 7.20; or

                  (f) Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within 30 days after notice thereof to the Borrower by the holder of any Note; or

                  (g) Any representation or warranty made by the Borrower herein, or made by the Borrower or any Guarantor in any other Loan Document or in any statement or certificate furnished by the Borrower or any Guarantor in connection with the consu mmation of the issuance and delivery of the Notes or furnished by the Borrower or any Guarantor pursuant hereto or pursuant to any other Loan Document, is untrue in any material respect as of the date of the issuance or making thereof; or

                  (h) Final judgment or judgments for the payment of money aggregating in excess of $100,000 is or are outstanding against the Borrower or any Subsidiary or against any property or assets of either and any one such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 30 days from the date of its entry; or

                  (i) A custodian, liquidator, trustee or receiver is appointed for the Borrower or any Subsidiary or for the major part of the property of either and is not discharged within 30 days after such appointment; or

                  (j) The Borrower or any Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Borrower or any Subsidiary causes or suffers an order for relief to be entered with respect to it under applicable Federal bankruptcy law or applies for or consents to the appointment of a custodian, liquidator, trustee or receiver for the Borrower or such Subsidiary or for the major part of the property of either; or

                  (k) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Borrower or any Subsidiary and, if instituted against the Borrower or any Subsidiary, are consented to or are not dismissed within 60 days after the institution of such proceedings; or

                  (l) The Wackenhut Family Group shall own or control, directly or indirectly, less than 33.33% of the Voting Stock of the Borrower; or

                  (m) any actual or asserted invalidity (other than by the Agent or the Lenders) of the Loan Documents.

         8.02 NOTICE TO HOLDERS. When an Event of Default described in the foregoing SECTION 8.01 has occurred, or if the holder of any Note or of any other evidence of Funded Debt or Current Debt of the Borrower gives any notice or takes any other action with respect to a claimed default, the Borrower agrees to give notice within three Business Days of such event to the Agent and all Lenders; such notice to be in writing and sent by registered or certified mail or by telegram.

         8.03 ACCELERATION. Upon the happening of any Event of Default, if such Event of Default or any other Event of Default shall then be continuing,

                  (A) either or both of the following actions may be taken: (i) the Agent, with the consent of the Required Lenders, may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders to make further Loans or issue Letters of Credit terminated, whereupon the obligation of each Lender to make further Loans or issue Letters of Credit hereunder shall terminate immediately, and (ii) the




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

         Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrower any or all of the Obligations to be immediately due and payable, and the same, all interest accrued thereon and all other obligations of the Borrower to the Lenders shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; PROVIDED, however, that notwithstanding the above, if there shall occur an Event of Default under clause (j) or (k) above, then the obligation of the Lenders to lend hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders or notice to the Agent or the Lenders; and

                  (B) The Borrower shall, upon demand of Agent, deposit cash with the Agent in an amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and such amounts shall be held by Agent pursuant to the terms of the Letter of Credit Account Agreement.

         8.04 AGENT TO ACT. In case any one or more Events of Default shall occur and be continuing, the Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

         8.05 CUMULATIVE RIGHTS. No right or remedy herein conferred upon the Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

         8.06 ALLOCATION OF PROCEEDS. If an Event of Default has occurred and is continuing, and the maturity of the Notes has been accelerated pursuant to
ARTICLE VIII hereof, all payments received by the Agent hereunder in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder shall be applied by the Agent in the following order:

                  (a) amounts due to the Lenders pursuant to SECTIONS 2.12, 3.02(F), 3.03, 3.04, 10.06 and 10.12 hereof;

                  (b) amounts due to the Agent pursuant to SECTION 9.11 hereof;

                  (c) payments of interest, to be applied in accordance with
         SECTION 2.09 hereof;

                  (d) payments of principal, to be applied in accordance with
         SECTION 2.09 hereof;

                  (e) payments of all other amounts due under this Agreement, if any, to be applied in accordance with each Lender's pro rata share of all principal due to the Lenders.

                                   ARTICLE IX

                                    THE AGENT

          9.01 APPOINTMENT, POWERS, AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in SECTION 9.05 and the first sentence of SECTION 9.06 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents):

                  (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender;

                  (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by the Borrower or any other Person to perform any of its obligations thereunder;

                  (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by the Borrower or the satisfaction of any condition or to inspect the property (including the books and records) of the Borrower or any of its Subsidiaries or affiliates;

                  (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and

                  (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct.

The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

         9.02. RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telefacsimile) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for the Borrower), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and Acceptance executed in accordance with SECTION 10.01 hereof. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; PROVIDED, HOWEVER, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Loan Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

         9.03. DEFAULTS. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to SECTION 9.02 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, PROVIDED THAT, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

         9.04. RIGHTS AS LENDER. With respect to its Commitment and the Loans made by it, NationsBank (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. NationsBank (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with the Borrower or any of its Subsidiaries or affiliates as if it were not acting as Agent, and NationsBank (and any successor acting as Agent) and its affiliates may accept fees and other consideration from the Borrower or any of its Subsidiaries or affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         9.05. INDEMNIFICATION. The Lenders agree to indemnify the Agent (to the extent not reimbursed under SECTION 10.12 hereof, but without limiting the obligations of the Borrower under such Section) ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by the Agent under any Loan Document; PROVIDED that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs or expenses payable by the Borrower under SECTION 10.06, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrower. The agreements contained in this Section shall survive payment in full of the Loans and all other amounts payable under this Agreement.

         9.06. NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of the Borrower or any of its Subsidiaries or affiliates that may come into the possession of the Agent or any of its affiliates.

         9.07. RESIGNATION OF AGENT. The Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this ARTICLE IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         9.08 FEES. The Borrower agrees to pay to the Agent, for its individual account, an annual Agent's fee in such amount as shall be agreed to from time to time, such fee to be paid in quarterly installments in advance on the last Business Day of each December, March, June and September, the first such installment to be paid on the first such date next following there being more than one Lender party to this Agreement.

                                    ARTICLE X

                                  MISCELLANEOUS

         10.01 ASSIGNMENTS AND PARTICIPATION.

         (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Note, and its Revolving Credit Commitment); PROVIDED, HOWEVER, that

                  (i) each such assignment shall be to an Eligible Assignee;

                  (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof;

                  (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and the Note; and

                  (iv) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of EXHIBIT B hereto, together with any Note subject to such assignment and a processing fee of $3,500.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with SECTION 4.06.

         (b) The Agent shall maintain at its address referred to in SECTION
10.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

         (d) Each Lender may sell participations at its expense to one or more Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and its Loans); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note, or extending its Revolving Credit Commitment) and (iv) the sale of any such participation which requires the Borrower to file a registration statement with federal or state regulatory authorities shall not be permitted.

         (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

         (f) Any Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants).

         10.02 NOTICES. Any notice shall be conclusively deemed to have been received by any party hereto and be effective on the day on which delivered to such party (against receipt therefor) at the address set forth below or such other address as such party shall specify to the other parties in writing (or, in the case of telephonic notice or notice by telefacsimile, telegram or telex (where the receipt of such message is verified by return) expressly provided for hereunder, when received at such telephone, telefacsimile or telex number as may from time to time be specified in written or verbal notice to the other parties hereto or otherwise received), or if sent prepaid by certified or registered mail return receipt requested on the third Business Day after the day on which mailed, addressed to such party at said address:

                  (a)      if to the Borrower:

                           The Wackenhut Corporation
                           4200 Wackenhut Drive, Suite 100
                           Palm Beach Gardens, Florida 33410
                           Attention: James P. Rowan

                           with a copy to Chief Financial Officer or Treasurer at the same address.

                  (b)      if to  an Authorized Representative:

                           at the address set forth for receipt of notices in the notice of appointment thereof.

                  (c)      if to the Agent:

                           NationsBank, National Association
                           Independence Center, 15th Floor
                           NC1-001-15-04
                           Charlotte, North Carolina  28255
                           Attention: Agency Services
                           Telephone:       (704) 388-2374
                           Telefacsimile:   (704) 386-9923

                  (d) if to NationsBank in its capacity as issuer of the Letters of Credit:

                           NationsBank, National Association
                           Independence Center, 15th Floor
                           NC1-001-15-04
                           Charlotte, North Carolina  28255
                           Attention:  International Letter of Credit Department

                  (e)      if to the Lenders:

                           At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance.

         10.03 NO WAIVER. No failure or delay on the part of the Agent or any Lender in the exercise of any right, power or privilege hereunder shall operate as a waiver of any such right, power or privilege nor shall any such failure or delay preclude any other or further exercise thereof. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

'
         10.04 RIGHT OF SETOFF; ADJUSTMENTS. (a) Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its affiliates) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

         (b) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from a Lender pursuant to this SECTION 10.04 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of the Borrower in the amount of such participation.

         10.05 SURVIVAL. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the expiration of the Letters of Credit and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of the Obligations remain outstanding or any Lender has any commitment hereunder. Whenever in this Agreement, any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in this Agreement and the Notes shall inure to the benefit of the successors and permitted assigns of the Lenders or any of them.

         10.06 EXPENSES. The Borrower agrees (a) to pay or reimburse the Agent for all its reasonable and customary out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement or any of the other Loan Documents, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable and customary fees and disbursements of counsel to the Agent, (b) to pay or reimburse the Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with any amendment, supplement or modification to, any of the Loan Documents (including due diligence expenses and travel expenses), and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of counsel to the Agent, (c) to pay or reimburse the Agent and the Lenders for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the Guaranty Agreements and the Letter of Credit Account Agreement, including without limitation, the reasonable fees and disbursements of their counsel (including allocated cost of in-house counsel), (d) to pay, indemnify and hold the Agent and the Lenders harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, and (e) to pay, indemnify, and hold the Agent and the Lenders harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement or in any respect relating to the transactions contemplated hereby or thereby, (all the foregoing, collectively, the "indemnified liabilities"); PROVIDED, HOWEVER, that the Borrower shall have no obligation hereunder with respect to indemnified liabilities arising from (i) the willful misconduct or gross negligence of the party seeking indemnification, (ii) legal proceedings commenced against the Agent or any Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, (iii) any taxes imposed upon the Agent or any Lender other than the documentary, stamp, excise and similar taxes described in clause (c) above or any tax resulting from any Regulatory Change, which tax would be payable to Lenders by Borrower pursuant to ARTICLE IV hereof, (iv) taxes imposed as a result of a transfer or assignment of any Note, participation or assignment of a portion of its rights or (v) any taxes imposed upon any transferee of any Note. The agreements in this subsection shall survive repayment of the Notes and all other Obligations hereunder.

         10.07 AMENDMENTS AND WAIVERS. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if ARTICLE IX or the rights or duties of the Agent are affected thereby, by the Agent); PROVIDED that no such amendment or waiver shall, unless signed by all the Lenders, (i) increase the Revolving Credit Commitments of the Lenders,
(ii) reduce the principal of or rate of interest on any Loan or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled installment of principal of or interest on any Loan or any fees or other amounts payable hereunder or for termination of any Revolving Credit Commitment, (iv) change the percentage of the Commitments or of the unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement or (v) release any Guarantor.

         10.08 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully- executed counterpart.

         10.09 WAIVERS BY THE BORROWER. In any litigation in any court with respect to, in connection with, or arising out of this Agreement, the Guaranty Agreements, the Loans, any of the Notes, any of the Letters of Credit, any of the other Loan Documents, the Obligations, or any instrument or document delivered pursuant to this Agreement, or the validity, protection, inter pretation, collection or enforcement thereof, or any other claim or dispute howsoever arising between the Borrower and the Lenders or the Agent, (i) the Borrower hereby waives the right to interpose any setoff, recoupment, counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, recoupment, counter-claim or cross-claim unless such setoff, recoupment, counter-claim or cross-claim could not, by reason of any applicable federal or state procedural laws, be interposed, pleaded or alleged in any other action and (ii) the Borrower and each Lender and the Agent hereby waive, to the extent permitted by applicable law, trial by jury in connection with any such litigation.

         10.10 TERMINATION. This Agreement shall continue in full force and effect until terminated pursuant to the terms hereof; however, the Lenders shall have the right to terminate this Agreement immediately, at any time, during the continuance of an Event of Default under ARTICLE VIII hereof as provided therein. The termination of this Agreement shall not affect any rights of the Borrower, the Lenders or the Agent or any obligation of the Borrower, the Lenders or the Agent, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. Upon the termination of this Agreement, all Obligations (including, without limitation, the Loans and the Reimbursement Obligations) shall be due and payable without notice or demand. The security interests, liens and rights granted to the Agent for the benefit of the Lenders hereunder and under the other Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof or the Borrower has furnished the Lenders and the Agent with an indemnification satisfactory to the Agent and each Lender with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until payment in full of the Obligations unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrower shall be liable to, and shall indemnify and hold such Lender harmless for, the amount of such payment surrendered until such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

         10.11 GOVERNING LAW. (A) ALL DOCUMENTS EXECUTED PURSUANT TO THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING, WITHOUT LIMITATION, THIS AGREEMENT AND EACH OF THE LOAN DOCUMENTS SHALL BE DEEMED TO BE CONTRACTS MADE UNDER, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS AND JUDICIAL DECISIONS OF THE STATE OF FLORIDA. THE BORROWER HEREBY SUBMITS TO THE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS OF FLORIDA FOR THE PURPOSES OF RESOLVING DISPUTES HEREUNDER OR FOR THE PURPOSES OF COLLECTION.

         (B) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE BORROWER, THE AGENT AND THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

         10.12 INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by the Agent and each Lender and the extension of the Revolving Credit Commitments and Swing Line, the Borrower hereby indemnifies, exonerates and holds the Agent and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

                  (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or supported by any Letter of Credit;

                  (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties;

                  (c) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the release by the Borrower or any of its Subsidiaries of any Hazardous Material; or

                  (d) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         10.13 AGREEMENT CONTROLS. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any term of this Agreement, the terms and provisions of this Agreement shall control.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

WITNESS:                                    THE WACKENHUT CORPORATION

/s/ KIMBERLY B. SALTRICK
------------------------


/s/ EMILY A. SAMPLE                         By  /s/ TERRY P. MAYOTTE
------------------------                       -------------------------------
                                            Name:  Terry P. Mayotte
                                            Title: Treasurer





                                Signature Page 1

                                            NATIONSBANK, NATIONAL ASSOCIATION,
                                            as Agent for the Lenders



                                            By /s/ JOHNS ELLINGTON
                                               --------------------------------
                                            Name: Johns Ellington
                                            Title: Vice President




                                Signature Page 2

                                            NATIONSBANK, NATIONAL ASSOCIATION




                                            By /s/ JOHNS ELLINGTON
                                               --------------------------------
                                            Name: Johns Ellington
                                            Title: Vice President




                                Signature Page 3

SCOTIABANC INC.



By: /s/ FRANK F. SANDER
    -------------------
                                    Name: FRANK F. SANDLER
                                           -------------------------
                                    Title: RELATIONSHIP MANAGER
                                           -------------------------


Lending Office:

                                    600 Peachtree Street, N.E.
                                    Suite 2700
                                    Atlanta, Georgia 30308

Wire Transfer Instructions:

                                    The Bank of Nova Scotia
                                    Liberty Plaza
                                    New York, New York 10006
                                    ABA #026002532
                                    Attention: Further Credit # 0735639
                                               ScotiaBanc Inc.
                                    Reference: Houston/Atlanta Team Re Wackenhut






                                Signature Page 4

                                    EXHIBIT A

                        APPLICABLE COMMITMENT PERCENTAGES

                                                                                        APPLICABLE
LENDER                                               REVOLVING CREDIT                   COMMITMENT
------                                               COMMITMENT                         PERCENTAGE
                                                     ----------------                   ----------
NationsBank, National Association                    $25,000,000                        62.5%

Scotiabanc Inc.                                      $15,000,000                        37.5%
                                                     -----------                        ----
                                                     $40,000,000                        100%
                                                     ===========                        ====

                                    EXHIBIT B

                            ASSIGNMENT AND ACCEPTANCE

                                   DATED , 19

         Reference is made to the Amended and Restated Revolving Credit and Reimbursement Agreement dated as of December __ 1997 (the "Credit Agreement") among Wackenhut Corporation, a Florida corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) and NationsBank, National Association, as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

         The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Loans owing to the Assignee will be as set forth on Schedule 1.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note held by the Assignor and requests that the Agent exchange such Note for new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Commitment retained by the Assignor, if any, as specified on Schedule 1.

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
SECTION 7.17 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service or other forms required under SECTION 4.06.

         4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on
Schedule 1.

         5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Florida.

         8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   SCHEDULE 1

                                       to

                            ASSIGNMENT AND ACCEPTANCE

         Percentage interest assigned:                            ________%

         Assignee's Commitment:                                   $_______
         Aggregate outstanding principal amount
           of Loans assigned:                                     $_______

         Principal amount of Note payable to Assignee:            $_______

         Principal amount of Note payable to Assignor:            $_______

         Effective Date (if other than date
            of acceptance by Agent):                              *_______, 19__

                                                 [NAME OF ASSIGNOR], as Assignor

                                                 By:

                                                      Title:

                                                 Dated:                  , 19 _



                                                [NAME OF ASSIGNEE], as Assignee

                                                By:

                                                      Title:

                                                Lending Office:

* This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

Accepted [and Approved] **
this ___ day of ___________, 19 _

NATIONSBANK, NATIONAL ASSOCIATION.

By:
Title:

[Approved this ____ day
of ____________, 19__

[WACKENHUT CORPORATION]

By:                         ]**
Title:





** Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee".

                                    EXHIBIT C

               NOTICE OF APPOINTMENT (OR REVOCATION) OF AUTHORIZED
                                     OFFICER

             Reference is hereby made to the Amended and Restated Revolving Credit and Reimbursement Agreement, dated as of December __, 1997 (the "Agreement") among NATIONSBANK, NATIONAL ASSOCIATION, as Agent for certain Lenders signatory thereto, such Lenders, and THE WACKENHUT CORPORATION (the "Borrower"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

             The Borrower hereby nominates, constitutes and appoints each individual named below as an Authorized Representative under the Loan Documents, and hereby represents and warrants that (i) set forth opposite each such individual's name is a true and correct statement of such individual's corporate office (to which such individual has been duly elected or appointed), a genuine specimen signature of such individual and an address for the giving of notice, and (ii) each such individual has been duly authorized by the Borrower to act as Authorized Representative thereunder:

Name and Address              Corporate Office             Specimen Signature

------------------            -------------------          -------------------

------------------            -------------------          -------------------

------------------            -------------------          -------------------

------------------            -------------------          -------------------

------------------            -------------------          -------------------

Borrower hereby revokes (effective upon receipt hereof by the Agent) the prior appointment of ________________ as an Authorized Representative.

         This the ___ day of __________________, 19__.

WITNESS:                                      THE WACKENHUT CORPORATION

_________________________                   By_______________________________

_________________________                   Title______________________________

                                   EXHIBIT D-1

                             BORROWING NOTICE (LOAN)
                                 (SECTION 2.04)

To:      NationsBank,  National Association, as Agent
         150 S.E. Third Avenue
         Miami, Florida  33131

         Reference is hereby made to the Amended and Restated Revolving Credit and Reimbursement Agreement, dated as of December __, 1997, (the "Agreement") among NATIONSBANK, NATIONAL ASSOCIATION, as Agent for certain Lenders signatory thereto, such Lenders and THE WACKENHUT CORPORATION. Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower through its Authorized Representative hereby confirms its prior notice of borrowing given to the Agent by telephone on ____________, 19__ to the effect that Revolving Loans or Conversions of Revolving Loans of the type and amount set forth below be made on the date indicated by deposit of such amount to the Borrower's Account:

Type of Loan                      Interest                Aggregate
(check one)                       Period(1)               Amount(2)        Date of Loan(3)
------------                      ---------               ---------        ---------------
Base
 Loan _____

Fixed CD
 Loan _____

Eurodollar Rate Loan _____

-----------------------

(1) For any Fixed CD Rate Loan 30, 60, 90 or 180 days and for any Eurodollar Rate Loan, one, two, three or six months.
(2) (i) If a Base Rate Loan, in an amount equal to $300,000 or any integral multiple thereof, (ii) if a Fixed CD Rate Loan or Eurodollar Rate Loan, in a minimum amount of $300,000 or, if greater, in additional amounts which are integral multiples of $300,000 in excess thereof.
(3) At least two (2) Business Days after date of telephonic notice if a Fixed CD Rate Loan and three (3) Business Days if a Eurodollar Rate Loan; may be same Business Day in the case of Base Rate Loans.





                                      D-1-1

         The undersigned hereby certifies that:

         1. No Default or Event of Default exists either now or after giving effect to the borrowing described herein; and

         2. All the representations and warranties set forth in the Agreement (other than those expressly stated to refer to a particular date) are true and correct as of the date hereof except that the reference to the financial statements in SECTION 6.03 thereof are to those financial statements most recently delivered to you pursuant to SECTION 7.17 of the Agreement (it being understood that any financial statements delivered pursuant to SECTION 7.17(A) have not been certified by independent public accountants).

         This the ___ day of ____________, 19__.



                                           THE WACKENHUT CORPORATION


                                           By: _______________________________
                                                  Authorized Representative





                                      D-1-2

                                   EXHIBIT D-2

                   FORM OF BORROWING NOTICE--SWING LINE LOANS

To:      NationsBank, National Association
         150 S.E. Third Avenue
         Miami, Florida  33131
         Telefacsimile:  305-___-____
         Attention:  Corporate Banking Department

         Reference is hereby made to the Amended and Restated Revolving Credit and Reimbursement Agreement dated as of December __, 1997 (the "Agreement") among the Wackenhut Corporation (the "Borrower"), the Lenders (as defined in the Agreement), and NationsBank, National Association, as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower through its Authorized Representative hereby confirms its prior notice of borrowing given to the Agent by telephone on _____________, 199_ to the effect that Swing Line Loans in the amount set forth below be made on the date indicated by deposit of such amount to the Borrower's Account:

                  Aggregate
                  Amount (1)                         Date of Loan
                  ----------                         ------------




----------------

(1)      Must be an integral multiple of $50,000.

         The undersigned hereby certifies that:

         1. No Default or Event of Default exists either now or after giving effect to the borrowing described herein; and

         2. All the representations and warranties set forth in the Loan Documents (other than those expressly stated to refer to a particular date) are true and correct in all material respects as of the date hereof as if made on and as of the date hereof except that the reference to the financial statements in SECTION 6.03 thereof are to those financial statements most recently delivered to you pursuant to SECTION 7.17 of the Agreement (it being understood that any financial statements delivered pursuant to SECTION 7.17(A) have not been certified by




                                     D-2-1
independent public accountants).





                                     D-2-2

         3. After giving effect to Loans requested hereby, (i) the principal amount of outstanding Loans plus Letter of Credit Outstandings will not exceed the Total Revolving Credit Commitment and (ii) Swing Line Outstandings will not exceed $15,000,000.

                                                 THE WACKENHUT CORPORATION



                                                 By:
                                                    ---------------------------
                                                 Authorized Representative




                                      D-2-3

                                    EXHIBIT E

                                  FORM OF NOTE


                1                                                              2
---------------                                     [------------, -----------]


                                                          _______________, 199__



         FOR VALUE RECEIVED, THE WACKENHUT CORPORATION, a Florida corporation having its principal place of business located in Coral Gables, Florida (the "Borrower"), hereby promises to pay to the order of

         ----------------------------------- 3 (the "Lender"), in its individual capacity, at the office of NationsBank, National Association, as agent for the Lender (the "Agent"), located at 150 Southeast Third Avenue, Miami, Florida 33131 (or at such other place or places as the Agent may designate) at the times set forth in the Amended and Restated Revolving Credit and Reimbursement Agreement dated as of December __, 1997 among the Borrower, the financial institutions parties thereto as lenders (collectively, the "Lenders") and the Agent (as the same may be amended, modified or restated from time to time, the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of

         [----------------------------------------------]4              DOLLARS
($__________)1 or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Agreement on the Revolving Credit Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in ARTICLE II of the Agreement.



-------------------------------

1 Insert Lender's pro rata share of Total Revolving Commitment in Arabic numerals.

2        Insert name of city of Lender's Principal Office.

3        Insert name of Lender in capital letters

4 Insert Lender's pro rata share of Total Revolving Credit Commitment in words.

         If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at a rate two percent (2%) per annum in excess of the rate at which interest was payable on such amount under the Agreement immediately preceding the date of such acceleration or the maximum rate permitted under applicable law, if lower, until such principal and interest have been paid in full. Further, in the event of such acceleration, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest thereon at the rates set forth above.

         Interest hereunder shall be computed on the basis of a 360 day year for the actual number of days in the interest period.

         All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issues against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be made, executed and delivered by its duly authorized officer as of the date and year first above written, all pursuant to authority duly granted.



WITNESS:                                        THE WACKENHUT CORPORATION



                                                By
                                                  -----------------------------
                                                Title
                                                      -------------------------

-------------------------

                                    EXHIBIT F

                                   [Reserved]

                                   EXHIBIT G-1

                   OPINION OF VICE PRESIDENT AND LEGAL COUNSEL

                                 (SECTION 5.01)

                                  See attached.










                                      G-1-1

                                   EXHIBIT G-2

                      OPINION OF COUNSEL TO THE GUARANTORS

                                 (SECTION 5.01)

                                  See attached.









                                      G-2-1

                                    EXHIBIT H

                           FORM OF GUARANTY AGREEMENT

     THIS GUARANTY AND SURETYSHIP AGREEMENT, dated as of _________ __, 199_ (the "Guaranty"), is made by _____________________, ____________________ (the
"Guarantor"), to the parties named in Section 1 hereof. Except as otherwise defined herein, terms used herein defined in the Revolving Credit and Reimbursement Agreement referred to below shall be used herein as so defined.

                              W I T N E S S E T H:

         WHEREAS, The Wackenhut Corporation, a Florida corporation (the "Borrower"), the banks party thereto (the "Lenders"), and NationsBank, National Association, as Agent (in such capacity and together with any successor agent in such capacity, the "Agent") have entered into an Amended and Restated Revolving Credit and Reimbursement Agreement dated as of December 30, 1997 (as at any time amended, modified or restated, the "Credit Agreement"); and

         WHEREAS, the Guarantor is a Subsidiary of the Borrower and has been or may be provided with advances from the Borrower or other working capital made available directly or indirectly by the Lenders under the Credit Agreement, and has thereby materially benefitted or will materially benefit from the loans made to the Borrower pursuant to the Credit Agreement; and

         WHEREAS, pursuant to the terms of the Credit Agreement the Guarantor is required to deliver this Guaranty;

         NOW, THEREFORE, in consideration of the premises, the Guarantor hereby agrees as follows:

11. GUARANTY AND SURETY. The Guarantor does hereby absolutely, unconditionally, continually and irrevocably for the benefit of the Agent and the Lenders (collectively, the "Beneficiaries"), guarantee and become surety for the full and timely payment when due (whether by acceleration or otherwise) (including amounts which, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code (or any successor statute), would become due) of:

                  A. All Obligations as defined in the Credit Agreement; and

                  B. all other indebtedness, obligations and liabilities of the Borrower under written financing arrangements stated by the Guarantor and each of the Beneficiaries to be guaranteed hereby;

in each case whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, now or hereafter existing, extended, renewed, replaced, refinanced or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred (all indebtedness, obligations and liabilities of the Borrower described in this
SECTION 1 are collectively referred to as the "Guarantied Obligations"); PROVIDED, HOWEVER, that the liability of the Guarantor with respect to the Guarantied Obligations shall not exceed at any time the Maximum Amount (as hereinafter defined). The "Maximum Amount" means the greater of (X) the aggregate amount of all advances to or investments in the Guarantor made directly or indirectly with the proceeds of Loans under the Credit Agreement or
(Y) 95% of (a) the fair salable value of the assets of such Guarantor as of the date hereof minus (b) the total liabilities of the Guarantor (including contingent liabilities, but excluding liabilities of the Guarantor under this Guaranty and the other Loan Documents executed by the Guarantor) as of the date hereof; PROVIDED FURTHER, HOWEVER, that if the calculation of the Maximum Amount in the manner provided above as of the date payment is required of the Guarantor pursuant to this Guaranty would result in a greater positive number, then the Maximum Amount shall be deemed to be such greater positive number.

         1. GUARANTY OF PAYMENT. This is a guaranty of payment and not merely of collection. In the event of any default by the original obligor in payment or otherwise on any of the Guarantied Obligations, the Guarantor will pay all or any portion of the Guarantied Obligations due or thereafter becoming due, whether by acceleration or otherwise, without offset of any kind whatsoever, without any Beneficiary first being required to make demand upon the original obligor or pursue any of its rights against the original obligor, or against any other Person, including other guarantors (whether or not party to this Guaranty); and without being required to liquidate or to realize on any collateral security. In any right of action accruing to any Beneficiary, such Beneficiary may elect to proceed against (a) the Guarantor together with the original obligor or obligors; (b) the Guarantor and the original obligor or obligors individually; or (c) the Guarantor only without having first commenced any action against the original obligor or obligors.

         2. RIGHT TO DEAL WITH GUARANTIED OBLIGATIONS. Subject to the terms and conditions of the Credit Agreement, any Beneficiary, without notice to Guarantor, may deal with any Guarantied Obligations and any collateral security therefor in such manner as it may deem advisable and may renew or extend the Guarantied Obligations or any part thereof; accept partial payment, or settle, release, compound, or compromise the same; demand additional collateral security therefor, and substitute or release the same; and may compromise or settle with or release and discharge from liability any other guarantor of any Guarantied Obligation, or any other Person liable to such Beneficiary for all or any portion of the obligations of any original obligor; all without impairing the liability of the Guarantor hereunder.

         3. OTHER WAIVERS. Guarantor hereby unconditionally waives with respect to this Guaranty: (a) notice of acceptance of this Guaranty by any Beneficiary and any notice of the incurring by the Borrower of any Guarantied Obligation; (b) presentment for payment, protest, notice of protest and notice of dishonor to any party including the Borrower or the Guarantor; (c) any disability of the original obligor or obligors or defense available to the original obligor or obligors, including absence or cessation of any original obligor's liability for any reason whatsoever; (d) any defense or circumstances which might otherwise constitute a legal or equitable discharge of a guarantor or surety; and (e) all rights under any state or federal statute dealing with or affecting the rights of creditors.

         4. SUBORDINATION. Until the Guarantied Obligations are paid in full and no Beneficiary is under any further obligation to lend or extend funds or credit which would constitute Guarantied Obligations, Guarantor hereby unconditionally subordinates all present and future debts, liabilities or obligations of the original obligor to such Guarantor to the Guarantied Obligations, and all amounts due under such debts, liabilities, or obligations shall, upon the occurrence and during the continuance of an Event of Default, be collected and paid over forthwith to the Beneficiaries on account of the Guarantied Obligations and, pending such payment, shall be held by the Guarantor as agent and bailee of the Beneficiaries separate and apart from all other funds, property and accounts of the Guarantor. Guarantor, at the request of any Beneficiary, shall execute such further documents in favor of such Beneficiary to further evidence and support the purpose of this SECTION 4. Guarantor hereby irrevocably waives and releases any right or rights of subrogation or contribution existing at law, by contract or otherwise to recover all or any portion of any payment made hereunder from the Borrower or any other guarantor.

         5. REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to the Beneficiaries that: (a) no other agreement, representation or special condition exists between the Guarantor and any Beneficiary regarding the liability of the Guarantor under this Guaranty; nor does any understanding exist between the Guarantor and any Beneficiary that the obligations of the Guarantor under this Guaranty are or will be other than as set out herein; and (b) as of the date hereof, the Guarantor has no defense whatsoever to any action or proceeding that may be brought to enforce this Guaranty. Furthermore, the Guarantor affirms to the Beneficiaries that each of the representations and warranties contained in the Credit Agreement and made by the Borrower with respect to the Guarantor is true and correct.

         6. NO WAIVER BY BENEFICIARIES. No failure or delay on the part of any Beneficiary in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. Failure by any Beneficiary to insist upon strict performance hereof shall not constitute a relinquishment of its right to demand strict performance at another time. Receipt by any Beneficiary of any payment by any person on any Guarantied Obligation, with knowledge of a default on any Guarantied Obligation or of a breach of this Guaranty, or both, shall not be construed as a waiver of the default or breach.

         7. CONTINUING GUARANTY; TERMINATION. THIS GUARANTY IS A CONTINUING GUARANTY AND SHALL CONTINUE IN FULL FORCE AND EFFECT UNTIL SUCH TIME AS ALL GUARANTIED OBLIGATIONS SHALL HAVE BEEN INDEFEASIBLY PAID IN FULL (OTHER THAN GUARANTIED OBLIGATIONS IN THE NATURE OF CONTINUING INDEMNITIES OR EXPENSE REIMBURSEMENT OBLIGATIONS NOT YET DUE AND PAYABLE) AND NO BENEFICIARY SHALL BE UNDER ANY FURTHER OBLIGATION TO LEND OR TO ADVANCE FUNDS TO THE ACCOUNT OF THE BORROWER CONSTITUTING GUARANTIED OBLIGATIONS.

         8. BENEFITS OF AGREEMENT. This Guaranty is freely assignable and transferable by the Beneficiaries to any permitted assignee and transferee of any Guarantied Obligation; however, the duties and obligations of the Guarantor may not be delegated or transferred by the Guarantor without the written consent of all Beneficiaries. The rights and privileges of the Beneficiaries shall inure to the benefit of their respective successors and assigns, and the duties and obligations of the Guarantors shall bind their respective successors and assigns.

         9. EXPENSES; INDEMNITY. The Guarantor will upon demand pay to each Beneficiary the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which it may reasonably incur in connection with enforcement of this Guaranty or the failure by the Guarantor to perform or observe any of the provisions hereof. The Guarantor agrees to indemnify and hold harmless each Beneficiary from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, growing out of or resulting from this Guaranty or the exercise by any Beneficiary of any right or remedy granted to it hereunder or under the other Loan Documents, other than such items arising out of the bad faith, gross negligence or willful misconduct on the part of such Beneficiary or an officer, co-officer, director, co-director, employee, co-employee, agent or co-agent thereof or breach of this Agreement by such Beneficiary or an officer, co-officer, director, co-director, employee, co-employee, agent or co- agent thereof. If and to the extent that the obligations of the Guarantor under this SECTION 9 are unenforceable for any reason, the Guarantor hereby agree to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

         10. AMENDMENTS, WAIVERS AND CONSENTS. No amendment or waiver of any provision of this Guaranty or consent to any departure by the Guarantor herefrom shall in any event be effective unless the same shall be in writing and signed by the Guarantor and the Agent (which execution by Agent shall be evidence that Agent has received the consent thereto of the Lenders required to effect such amendment or waiver), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no such amendment, waiver or consent shall (a) deprive any Beneficiary of the benefits generally of this Guaranty without the written consent of such Beneficiary, or (b) alter the provisions of this SECTION 10 without the written consent of all of the Beneficiaries.

         11. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing (including telecopy communication) and shall be sent by registered or certified mail, return receipt requested, or first class express mail or overnight courier, or by telecopy, in all cases with charges prepaid, and shall be effective when delivered against a receipt therefor or when telecopy transmission is confirmed, as the case may be. All notices shall be sent to the applicable party at the address stated on the signature page hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto.

         12. INTERPRETATION; PARTIAL INVALIDITY. Whenever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         13. MISCELLANEOUS; REMEDIES CUMULATIVE. Unless the context of this Guaranty otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole and "or" has the inclusive meaning represented by the phrase "and/or." The section headings used herein are for convenience of reference only and shall not define, limit or extend the provisions of this Guaranty. All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Beneficiaries provided by law or under the Credit Agreement, the other Loan Documents, or other applicable agreements or instruments. The making of the Loans to the Borrower and the issuance of Letters of Credit pursuant to the Credit Agreement shall be presumed conclusively to have been made, extended or issued, respectively, in reliance upon the obligations of the Guarantor incurred pursuant to this Guaranty.

         14. GOVERNING LAW. This Guaranty shall in all respects be governed by the internal substantive laws of the State of Florida without regard to its choice of law principles. Guarantor hereby (i) submits to the jurisdiction and venue of the state and federal courts of Florida for the purposes of resolving disputes hereunder or under any of the other Loan Documents to which it is a party or for the purpose of collection and (ii) to the maximum extent permitted by applicable law, waives trial by jury in connection with any such litigation.

         15. REPAYMENT OR RECOVERY. If claim is ever made upon any Beneficiary for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations and any of the Beneficiaries repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property, or (b) any settlement or compromise of any such claim effected by such Beneficiary with any such claimant (including the original obligor), then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon it, notwithstanding any revocation hereof or the cancellation of any Revolving Note or other instrument evidencing any Guarantied

Obligation or any security therefor, and the Guarantor shall be and remain liable to the aforesaid Beneficiary for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such Beneficiary.

         16. SET-OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (as defined in the Credit Agreement), Guarantor agrees that each Beneficiary shall have a lien for all the liabilities of the Guarantor upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to such Beneficiary or otherwise in the possession or control of such Beneficiary (other than for safekeeping) for any purpose for the account or benefit of the Guarantor and including any balance of any deposit account or of any credit of the Guarantor with such Beneficiary, whether now existing or hereafter established, hereby authorizing each Beneficiary at any time or times with or without prior notice to apply such balances or any part thereof to such of the liabilities of the Guarantor to such Beneficiary then past due and in such amounts as they may elect, and whether or not the collateral or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this SECTION 16, all remittances and property shall be deemed to be in the possession of such Beneficiary as soon as the same may be put in transit to it by mail or carrier or by other bailee.

         17. CREDIT AGREEMENT CONTROLS. In the event that any term of this Guaranty or of any other Loan Document (other than the Credit Agreement) conflicts with any term of the Credit Agreement, then the term of the Credit Agreement shall control.




                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officers hereunto duly authorized as of the date first above written.

WITNESS:                                ---------------------------------------


------------------------

------------------------
                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------
                                        Address:
                                                -------------------------------

                                                -------------------------------

                                                -------------------------------

                                                -------------------------------

                                                Telephone No.
                                                             ------------------
                                                Telefacsimile No.
                                                                ---------------

                                            NATIONSBANK, NATIONAL ASSOCIATION,
                                                AS AGENT FOR THE LENDERS



WITNESS:


                                            By:
-----------------------                        --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
-----------------------                           -----------------------------

                                    EXHIBIT I

                         COVENANT COMPLIANCE CERTIFICATE

NationsBank, National Association
  as Agent
NationsBank Plaza
150 S.E. Third Avenue
Miami, Florida 33131
Attention: Corporate Banking Department

         Reference is hereby made to the Amended and Restated Revolving Credit and Reimbursement Agreement dated as of December __, 1997 (the "Agreement") among The Wackenhut Corporation (the "Borrower"), the Lenders (as defined in the Agreement) and NationsBank, National Association, as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement. The undersigned, a duly authorized and acting Authorized Representative, hereby certifies to you as of __________ [insert Determination Date] as follows:

1.       CALCULATIONS:

         A.       COMPLIANCE WITH SECTION 7.06: CONSOLIDATED NET WORTH

                  1.       CONSOLIDATED NET WORTH AT THE LAST DAY OF THE
                           MOST RECENT FISCAL QUARTER                                   $_________

                  2.       CONSOLIDATED NET INCOME X 50%                                $_________

                  3.       NET PROCEEDS OF SALE OF BORROWER'S CAPITAL
                           STOCK X 75%                                                  $_________

                  4.       SUM OF A.1 + A.2 + A.3                                       $_________

                  5.       ACTUAL CONSOLIDATED NET WORTH                                $_________

                  REQUIRED:  LINE A.5 MUST NOT BE LESS THAN LINE A.4

         B.       COMPLIANCE WITH SECTION 7.07: INDEBTEDNESS

                  1.       CONSOLIDATED FUNDED DEBT:                                    $__________

                  2.       FUNDED DEBT OF WCC                                           $__________

                  3.       B.1 - B.2                                                    $__________

                  4.       CONSOLIDATED TOTAL CAPITALIZATION                            $__________

                  5.       B.3 divided by B.4                                           ___________

                  6.       OUTSTANDING TRADE RECEIVABLES SUBJECT

                           TO ASSET SECURITIZATION FACILITY                             $__________

                  7.       ADDITIONAL INDEBTEDNESS DESCRIBED IN

                           SECTION 7.07(B)(VI)                                          $__________

                  REQUIRED:  LINE B.5 MUST NOT EXCEED .40. LINE B.6 MUST NOT EXCEED
                  $75,000,000.  LINE B.7 MUST NOT EXCEED $15,000,000.

         C.       COMPLIANCE WITH SECTION 7.08: FIXED CHARGE RATIO

                  1.       CONSOLIDATED NET INCOME                                      $__________

                  2.       INCOME TAXES DEDUCTED IN ARRIVING
                           AT C.1                                                       $__________

                  3.       FIXED CHARGES                                                $__________

                  4.       C.1 + C.2 + C.3                                              $__________

                  5.       RATIO OF C.4 TO C.3                                          ___ TO 1.00

                  REQUIRED:  LINE C.5 MUST NOT BE LESS THAN 1.50 TO 1.00.

         D.       COMPLIANCE WITH SECTION 7.11: RESTRICTED PAYMENTS

                  1.       RESTRICTED PAYMENTS SINCE
                           DECEMBER 30, 1997                                            $__________

                  2.       CONSOLIDATED NET INCOME SINCE
                           DECEMBER 31, 1997 X .50                                      $__________

                  3.       D.2 + $5,000,000                                             $__________

                  4.       D.3 - D.1                                                    $__________

                  LINE D.4 MUST BE EQUAL TO OR GREATER THAN 0.

         E.       COMPLIANCE WITH SECTION 7.20:  LOANS TO WCC

                  1.       LOANS AND ADVANCES TO WCC                                    $__________
                           SINCE CLOSING DATE

                  REQUIRED:  LINE E.1 MUST NOT EXCEED $1,500,000.

2.       NO DEFAULT

                           A. TO THE BEST KNOWLEDGE OF THE UNDERSIGNED, SINCE
                  __________ (THE DATE OF THE LAST SIMILAR CERTIFICATION), (A) THE BORROWER HAS NOT DEFAULTED IN THE KEEPING, OBSERVANCE, PERFORMANCE OR FULFILLMENT OF ANY OF THE LOAN DOCUMENTS; AND
                  (B) NO DEFAULT OR EVENT OF DEFAULT SPECIFIED IN ARTICLE VIII OF THE AGREEMENT HAS OCCURRED.

                           B. IF A DEFAULT OR EVENT OF DEFAULT HAS OCCURRED
                  SINCE __________ (THE DATE OF THE LAST SIMILAR CERTIFICATION), THE BORROWER PROPOSES TO TAKE THE FOLLOWING ACTION WITH RESPECT TO SUCH DEFAULT OR EVENT OF DEFAULT:

                  -------------------------------------------------------------
                           (NOTE, IF NO DEFAULT OR EVENT OF DEFAULT HAS
                           OCCURRED, INSERT "NOT APPLICABLE").

3.       ADDITIONAL SUBSIDIARIES

         LISTED ON THE SCHEDULE OF ADDITIONAL PERSONS ATTACHED HERETO IS A TRUE AND CORRECT DESCRIPTION OF ALL SUBSIDIARIES IN RESPECT OF WHICH THE BORROWER IS REQUIRED PURSUANT TO SECTION 7.19 OF THE AGREEMENT TO DELIVER OR CAUSE TO BE DELIVERED A GUARANTY AGREEMENT AND RELATED DOCUMENTS NOT LATER THAN THE DATE OF THIS CERTIFICATE, AND ALL DOCUMENTS SO REQUIRED TO BE DELIVERED IN RESPECT OF EACH SUCH PERSONS ARE DELIVERED TO YOU SIMULTANEOUSLY HEREWITH.

         THE DETERMINATION DATE IS THE DATE OF THE LAST REQUIRED FINANCIAL STATEMENTS SUBMITTED TO THE LENDERS IN ACCORDANCE WITH SECTION 7.17 OF THE AGREEMENT.

IN WITNESS WHEREOF, I HAVE EXECUTED THIS CERTIFICATE THIS _____ DAY OF __________, 19___.



                                     -------------------------------------------
                                     AUTHORIZED REPRESENTATIVE FOR THE WACKENHUT
                                     CORPORATION

            SCHEDULE OF ADDITIONAL PERSONS TO COMPLIANCE CERTIFICATE

                           ___________________, 199__

                     [INSERT APPLICABLE DETERMINATION DATE]

            [PROVIDE FOR EACH SUBSIDIARY LISTED THE SAME INFORMATION FURNISHED ON SCHEDULE 6.01 OF THE AGREEMENT IN RESPECT OF SUBSIDIARIES]

                                  SCHEDULE 1.01

                                  EXISTING LCS

                                                                       L/C
BENEFICIARY                         ISSUER                             NUMBER                 AMOUNT
-----------                         ------                             ------                 ------
NATIONAL UNION FIRE                 NATIONSBANK, N.A.                   41313                 $21,391,997
INSURANCE COMPANY
OF PITTSBURGH

THAI FARMERS BANK                   NATIONSBANK, N.A.                   40078                 $    39,200

WACKENHUT MOZAMBIQUE                NATIONSBANK, N.A.                   40644                 $     3,551

BANCO DE LARA-CARACAS               NATIONSBANK, N.A.                  900210                 $   200,000
VENEZUELA

BANK OF AMERICA NT & SA             NATIONSBANK, N.A.                  911760                 $ 1,200,000
ATHENS, GREECE

THE HOME INSURANCE CO.              NATIONSBANK, N.A.                  913820                 $   591,292

RISCORP INSURANCE CO.               NATIONSBANK, N.A.                  920535                 $   523,797

CONTINENTAL CASUALTY                NATIONSBANK, N.A.                  920772                 $   704,500
(CNA)

STATE OF NEVADA                     NATIONSBANK, N.A.                  920942                 $   100,000
DIVISION OF INS.

                                 SCHEDULE 6.01

                          SUBSIDIARIES OF THE BORROWER


                                                                                                   PERCENTAGE OF
                                                                                                VOTING STOCK OWNED
                                                               JURISDICTION OF                     BY BORROWER
         NAME OF SUBSIDIARY                                    INCORPORATION                      OR SUBSIDIARY
         ------------------                                    ---------------                  -------------------
AMERICAN GUARD AND ALERT, INCORPORATED                          ALASKA                                100%
DIVERSIFIED CORRECTIONAL SERVICES, INCORPORATED                 FLORIDA                               100%
TITANIA ADVERTISING, INCORPORATED                               FLORIDA                               100%
TITANIA INSURANCE COMPANY OF AMERICA                            VERMONT                               100%
TUHNEKCAW, INC.                                                 DELAWARE                              100%
WACKENHUT AIRLINE SERVICES, INC.                                FLORIDA                               100%
WACKENHUT CORRECTIONS CORPORATION                               FLORIDA                                55%
WACKENHUT EDUCATIONAL SERVICES, INC.                            FLORIDA                               100%
WACKENHUT FINANCIAL, INC.                                       DELAWARE                              100%
WACKENHUT INTERNATIONAL, INCORPORATED                           FLORIDA                               100%
WACKENHUT OF NEVADA, INC.                                       NEVADA                                100%
WACKENHUT SERVICES, INCORPORATED                                FLORIDA                               100%
WACKENHUT SERVICES LIMITED LIABILITY COMPANY                    COLORADO                              100%
WACKENHUT SPORTS SECURITY, INC.                                 FLORIDA                               100%
WACKENHUT RESOURCES, INCORPORATED                               FLORIDA                               100%


                             SUBSIDIARIES OF WACKENHUT INTERNATIONAL, INCORPORATED

WACKENHUT BELIZE LTD.                                           BELIZE                                100%
WACKENHUT BOLIVIA                                               BOLIVIA                                85%
WACKENHUT S.A.                                                  COSTA RICA                             73%
WACKENHUT DOMINICANA, S.A.                                      DOMINICAN REPUBLIC                     90%
WACKENHUT DEL ECUADOR, S.A.                                     ECUADOR                                90%
WACKENHUT GUATAMALA                                             GUATAMALA                              51%
WACKENHUT DE HONDURAS, S.A.                                     HONDURAS                               80%
WACKENHUT JAMAICA                                               JAMAICA                                51%
WACKENHUT MEXICO SEGURIDAD                                      MEXICO                                 54%
WACKENHUT NICARAGUA                                             NICARAGUA                              51%
WACKENHUT PARAGUAY S.R.L.                                       PARAGUAY                               80%
PERUANA DE SEGURIDAD Y VIGILANCIA, S.A.                         PERU                                   70%
WACKENHUT PUERTO RICO, INC.                                     PUERTO RICO                           100%
WACKENHUT EL SALVADOR                                           EL SALVADOR                            90%
WACKENHUT URUGUAY                                               URUGUAY                                75%
WACKENHUT VENEZUELA                                             VENEZUELA                              51%
WACKENHUT WITCORP                                               FLORIDA                               100%
WACKENHUT ENGLAND                                               ENGLAND                               100%
WACKENHUT FRANCE                                                FRANCE                                100%
WACKENHUT CZECH REPUBLIC                                        CZECH REPUBLIC                         92%
WACKENHUT AUSTRALIA                                             AUSTRALIA                             100%
WACKENHUT RUSSIA                                                RUSSIA                                 67%
WACKENHUT GAMBIA                                                GAMBIA                                100%
WACKENHUT JORDAN                                                JORDAN                                 51%
WACKENHUT PAKISTAN                                              PAKISTAN                               75%
WACKENHUT CAMEROUN                                              CAMEROUN                              100%


WACKENHUT MOROCCO                                              MOROCCO                                100%
WACKENHUT SIERRA LEONE                                         SIERRA LEONE                            90%
WACKENHUT MOZAMBIQUE                                           MOZAMBIQUE                             100%
WACKENHUT IVORY COAST                                          IVORY COAST                             60%
WACKENHUT CENTRAL AFRICAN REPUBLIC                             AFRICA                                  51%
WACKENHUT GHANA                                                GHANA                                   51%


                              SUBSIDIARIES OF WACKENHUT RESOURCES, INCORPORATED

OASIS OUTSOURCING, INC.                                         FLORIDA                                94%
KING STAFFING, INC.                                             FLORIDA                               100%
SOUTHEASTERN RESOURCES, INC.                                    FLORIDA                               100%
WORKFORCE ALTERNATIVE, INC.                                     FLORIDA                               100%
KING TEMPORARY STAFFING, INC.                                   FLORIDA                               100%
WRI II, INC.                                                    FLORIDA                               100%
PROFESSIONAL EMPLOYEE MANAGEMENT, INC.                          FLORIDA                               100%

                                  SCHEDULE 6.04

             DESCRIPTION OF INDEBTEDNESS AND LEASES (AS OF 12/29/97)

1.       FUNDED DEBT OF THE BORROWER AND ITS SUBSIDIARIES

DESCRIPTION                                                              AMOUNT
-----------                                                              ------
REVOLVING CREDIT LINE FOR START-UP AND WORKING                         5,621,820
CAPITAL FOR A CORRECTIONAL FACILITY IN AUSTRALIA.
LINE EXPIRES IN JUNE 1998 AND IS FULLY SECURED
BY L/C'S ISSUED BY LENDER'S PARENT.

REVOLVING CREDIT LINE FOR WORKING CAPITAL FOR                  (EST.)  1,056,150
OPERATIONS IN CANADA FULLY SECURED BY PARENT                          ----------
GUARANTY.                                                             $6,677,970
                                                                      ==========

2.       CURRENT DEBT OF THE BORROWER AND ITS SUBSIDIARIES:

NONE


3.       CAPITALIZED LEASES OF THE BORROWER AND ITS SUBSIDIARIES:

NONE

4.       LETTERS OF CREDIT OUTSTANDING:


BENEFICIARY                                 ISSUER                     LC NUMBER             AMOUNT
-----------                                 ------                     ---------             ------
CREDIT LYONNAIS                             CREDIT LYONNAIS            940128LS917       (A$)1,000,000
AUSTRALIA LIMITED                                                      940112LS895       (A$)3,500,000
(AUSTRALIAN DOLLARS)                                                   950629LS888          (A$)50,000
                                                                       950629LS889       (A$)4,000,000
                                                                       950508LS367          (A$)50,000

BANCO SECURITY                              COMMERZBANK                1C015067878          $2,000,000
                                            ATLANTA AGENCY

                                  SCHEDULE 6.06

                                   LITIGATION

EXCEPT FOR ORDINARY ROUTINE AND NON-MATERIAL LITIGATION INCIDENTAL TO THE COMPANY'S BUSINESS, THERE ARE NO MATERIAL LEGAL PROCEEDINGS TO WHICH THE COMPANY OR ANY OF ITS SUBSIDIARIES IS PARTY OR OF WHICH ANY OF THEIR PROPERTY IS SUBJECT.

                                  SCHEDULE 7.10

                                 EXISTING LIENS

WACKENHUT CORRECTIONS CORPORATION                       FLORIDA S/S

WACKENHUT CORRECTIONS CORPORATION                       NEW YORK S/S
                                                        (ORDINARY)

                                                        NEW YORK S/S
                                                        (FIXTURE)

WACKENHUT CORRECTIONS CORPORATION                       NEW YORK, QUEENS COUNTY
                                                        (ORDINARY)

                                                        NEW YORK, QUEENS COUNTY
                                                        (FIXTURE)

WCC RE HOLDINGS, INC..                                  FLORIDA S/S

WCC RE HOLDINGS, INC.                                   COLORADO S/S
                                                        (ORDINARY)

                                                        COLORADO S/S
                                                        (FIXTURE)

WCC RE HOLDINGS, INC.                                   COLORADO, ADAMS COUNTY
                                                        (ORDINARY)

                                                        COLORADO, ADAMS COUNTY
                                                        (FIXTURE)

WCC RE HOLDINGS, INC.                                   CALIFORNIA S/S
                                                        (ORDINARY)

                                                        CALIFORNIA S/S
                                                        (FIXTURE)

WCC RE HOLDINGS, INC.                                   CALIFORNIA, KERNS COUNTY
                                                        (ORDINARY)

                                                        CALIFORNIA, KERNS COUNTY
                                                        (FIXTURE)